UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BOWNE & CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2007	PROXY STATEMENT

Bowne & Co., Inc.
55 Water Street
New York, New York 10041

David J. Shea Chairman, President and Chief Executive Officer

April 10, 2007

Dear Fellow Stockholder,

I am pleased to invite you to the Annual Meeting of Stockholders of Bowne & Co., Inc. on May 24, 2007. Our meeting will begin at 10:00 A.M. local time at the Company’s offices at 55 Water Street, in New York City. Since space is very limited, we are requiring an admission ticket and ask that you request one by following the simple procedure on page 3 of this booklet. The facility has handicap access and requires a picture identification in order to enter the building.

At this year’s Annual Meeting, we will draw upon the theme of our 2006 Annual Report — “Forward Bowne”, which illustrates our optimism for the future. We completed 2006 with a solid strategy and strong financial results, and we are now well-positioned to move forward with confidence. In 2007 and beyond, we will, as we have in the past, have the capabilities and resources to address the challenges that are forever changing the markets we serve. And we will always continue to look for ways to improve the service we provide to our clients, whether by implementing innovative products and services or by making necessary adjustments to our internal processes to increase speed, accuracy and efficiency across all of our service lines. We will share how we are going to address the needs of our clients and our vision and strategy for 2007 at our Annual Meeting.

This booklet tells you how you can participate in the Annual Meeting via internet, telephone or mail registration. If you are not able to attend in person, you may still join us through a live webcast of the proceedings. To participate in the webcast, you must register on-line by following the easy instructions we will post on our website, www.bowne.com, beginning on or about May 21, 2007. Stockholders may also view our proxy statement, our annual report to stockholders and our annual report on Form 10-K by visiting the Investor Relations section of our website (www.bowne.com). You may sign up for future internet distribution of these documents when you send your voting instructions for this Annual Meeting.

Your vote is important to Bowne, even if you cannot personally join us on May 24th. Regardless of your plans to attend, we ask that you return your signed voting instructions by one of the three methods described above so that your Bowne shares will be represented.

Cordially,

Bowne & Co., Inc.
55 Water Street
New York, New York 10041
(212) 924-5500

NOTICE OF ANNUAL MEETING

Stockholders of Bowne & Co., Inc. will hold their Annual Meeting on Thursday, May 24, 2007, beginning at 10:00 A.M. (local time), at the Company’s offices at 55 Water Street, New York, New York. In order to attend the meeting in person, you must request a ticket of admission. A map of the area showing points of public transportation appears on the last page of this booklet.

The purpose of the Annual Meeting is to take action on two proposals:

Proposal One — To elect four nominees (Carl J. Crosetto, Douglas B. Fox, Marcia J. Hooper, and Lisa A. Stanley) to serve on the Company’s Board of Directors for three-year terms.

Proposal Two — To approve the appointment of KPMG LLP as the Company auditors for the current fiscal year.

The Board of Directors recommends that you vote IN FAVOR OF both proposals.

The Company’s proxy statement for the Annual Meeting appears on the following pages. The proxy statement discusses the two proposals and contains other information about the Company. It also explains how you may vote at the meeting in person or by proxy, and how you may do so using the internet, the telephone or enclosed voting card. Stockholders may act on additional business if the action is proper under Delaware law.

Only stockholders listed on the Company’s records at the close of business on April 2, 2007 may vote directly. Those who hold Company shares in street name may vote through their brokers, banks or other nominees. This proxy statement, proxy card and voting instructions, along with our 2006 Annual Report and 2006 Form 10-K, are being distributed on or about April 10, 2007.

April 10, 2007
By order of the Board of Directors,

Senior Vice President, General Counsel
and Corporate Secretary

PROXY STATEMENT

Proposal One — Election of Four Directors	1

Proposal Two — Appointment of Auditors	2

Your vote at the Annual Meeting	3
Who may vote?	3
Tickets required	3
How to vote shares registered in your own name	3
How to vote shares held by a broker	4
How will the representatives vote for you?	4
How to revoke voting instructions	4
How do we count votes?	4
If you give no instructions	4
Who pays for this solicitation?	4
Other business at the meeting	5
About this proxy statement	5
Webcast of the meeting	5
Results of the voting	5

Information about the nominees and other directors	6

The Board and its Committees	10
The Board of Directors	10
How directors are chosen	10
Corporate Governance Information	10
Director Independence	10
Executive Certifications	11
Communications with the Board	11
Committees of the Board	11
Compensation and Management Development Committee interlocks and insider participation	12
Participation at meetings	12
Compensation of directors	12

Report of the Audit Committee	16
Audit Committee Pre-Approval Policies and Procedures	17
Audit Services and Fees	17

Ownership of the common stock	18
Securities ownership of certain beneficial owners	18
Stock ownership of management	19

Report of the Compensation and Management Development Committee	21

Compensation Discussion and Analysis	24
Executive Summary	24
Objectives of Bowne’s Executive Compensation Programs	24
Analysis of Bowne’s Executive Compensation Programs	25
Impact of Regulatory Requirements	30
Conclusions	31

Summary Compensation Table	32

2006 Options Exercised and Stock Vested	36

2006 Pension Benefits	37

2006 Non-qualified Deferred Compensation	39

Termination Protection Agreements	41
Potential Payments Upon Termination or Change in Control	42

Certain Relationships and Related Transactions	43

Other Information	43
Proposals and nominations by stockholders	43
Section 16(a) Beneficial Ownership Reporting Compliance	43
About Form 10-K	44

This proxy statement is issued in connection with the 2007 Annual Meeting of Stockholders scheduled for May 24, 2007. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 10, 2007.

The Board of Directors urges you to give instructions to the Company’s representatives to vote on your behalf at the Annual Meeting. If you cannot attend, or you do not wish to vote by a written ballot at the meeting, these Company representatives will act in your place as your proxies, and they will cast your vote in the way you tell them to. The following pages explain how you can give your voting instructions to the Company representatives either using the internet, over the telephone, or by mailing the printed voting instructions card you received.

Proposal One — Election of Four Directors

The Board of Directors proposes the following four nominees for election as directors of the Company, and recommends that you vote IN FAVOR OF all four:

Carl J. Crosetto
Douglas B. Fox
Marcia J. Hooper
Lisa A. Stanley

If you choose the Company representatives to cast your vote, they will vote in favor of the four nominees listed above, unless you tell them to do otherwise.

The election of each director requires a plurality of the votes cast at the Annual Meeting. A plurality is any number of shares, which is larger than the numbers cast for competing candidates. You may vote for any or all of the four nominees, but you may not cast more than one vote for any one nominee. For an explanation of how votes will be counted for this proposal, please see “How do we count votes?” on page 4 . If a nominee becomes unable to serve before the meeting begins, the Company representatives may vote your Company shares in favor of a substitute nominee proposed by the Board of Directors.

The Company has three classes of directors with staggered terms of three years each so that the term of one class expires at each annual meeting. The Board of Directors has nominated Carl J. Crosetto, Douglas B. Fox, Marcia J. Hooper and Lisa A. Stanley to “Class II.” If they are elected, their terms will expire at the Company’s Annual Meeting in 2010. After the election of four directors at the meeting, there will be a total of 11 members on the Board of Directors of the Company, divided among the three classes. The Board of Directors has determined that nine of the current 12 board members, including three of the four nominees for election as directors, will be “independent” directors as defined by the rules of the New York Stock Exchange.

The four nominees already serve as directors of the Company. They have consented to their nomination and agree to continue to serve as directors if the stockholders reelect them at the meeting. On pages 6 to 9 you will find biographies of all the current directors including the four nominees, which we have highlighted. For each director we have included his or her age on the date of the meeting and principal occupation during the last five years. Additional information about the Board of Directors itself and its standing committees begins on page 10.

Proposal Two — Appointment of Auditors

The Board of Directors proposes and recommends that you vote IN FAVOR OF approving the appointment of KPMG LLP as auditors of the Company.

If you choose the Company representatives to cast your vote, they will vote in favor of approving the appointment of KPMG LLP as auditors of the Company, unless you tell them to do otherwise.

On March 8, 2007, the Board of Directors ratified the Audit Committee’s selection of the independent registered public accounting firm of KPMG LLP to be auditors of the Company for the current fiscal year ending December 31, 2007. KPMG LLP has served as the Company’s auditors since 1998, and is independent with respect to the Company and its subsidiaries. KPMG LLP audits the Company’s financial statements and provides other professional services requested by the Company from time to time. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of KPMG LLP will also have an opportunity to respond to appropriate questions from Stockholders at the Annual Meeting. The professional services provided by KPMG LLP and the aggregate fees for those services rendered during the years ended December 31, 2006 and 2005 were as follows:

Audit Fees.  The aggregate fees billed for audit services for the years ended December 31, 2006 and 2005 were $1,359,472 and $3,759,580, respectively. Audit services include the audit of the financial statements included in the Company’s annual reports on Form 10-K, the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of the Company’s foreign subsidiaries, comfort letters to underwriters and lenders, consent letters and other services normally provided by the independent auditor in connection with statutory and regulatory filings. In addition, the aggregate fees billed for audit services for the year ended December 31, 2005 include $1,100,000 for services performed related to the restatement of the Company’s financial statements, which were billed and paid during 2006.

Audit-Related Fees.  The aggregate fees billed for audit-related services in the years ended December 31, 2006 and 2005 were $236,920 and $1,796,551, respectively. Audit-related services include the audits and other services related to the sale of Bowne Global Solutions, the audits of the financial statements of the Company’s employee benefit plans, due diligence related to acquisition candidates and consultations concerning financial accounting and reporting standards.

Tax Fees.  The aggregate fees billed for tax compliance services in the years ended December 31, 2006 and 2005 were $267,352 and $172,116, respectively. Tax compliance services include the preparation and review of the Company’s domestic and international tax returns and assistance with tax audits. The aggregate fees billed for tax consulting and advisory services in the years ended December 31, 2006 and 2005 were $117,111 and $54,919, respectively. Tax consulting and advisory services include advice and planning related to state, local and foreign taxes.

All Other Fees.  There were no other services performed by KPMG LLP during the years ended December 31, 2006 and 2005 that were not included in the above categories.

Your vote at the Annual Meeting

Who may vote?  The record date for the Annual Meeting was April 2, 2007. This means you are entitled to vote if our records show you held one or more shares of Common Stock when business closed on that day. A total of 27,729,663 shares of Common Stock were outstanding and entitled to vote on the record date, and each share of Common Stock is entitled to one vote. The Company has no other voting securities. The voting instructions card enclosed with this booklet shows the number of shares of Common Stock you held on the record date, and you may cast that same number of votes. A list of all stockholders on the record date will be available for inspection at the Company’s executive offices ten days before the meeting.

We will not hold the meeting unless a quorum of the stockholders attend in person or appoint the Company representatives or other proxies to vote in their place. Stockholders entitled to vote just over half the number of shares of Common Stock outstanding on the record date (that is, at least 13,864,832 shares of Common Stock) will constitute the necessary quorum.

Tickets required.  Because seating will be limited at the Annual Meeting, a stockholder who wishes to attend in person must have a ticket of admission. Each stockholder may request one ticket either by mail addressed to the Corporate Secretary in care of Bowne & Co., Inc. at 55 Water Street, New York, New York 10041 or by e-mail to scott.spitzer@bowne.com. If you forget to bring your admission ticket, you can attend the Annual Meeting only if you are a stockholder on the Company’s records and offer satisfactory identification. If you hold your shares of Common Stock through a broker, bank or nominee, you will need a voting instructions card from your broker as proof of ownership.

How to vote shares registered in your own name.  If you owned one or more shares of Common Stock in your own name on the record date, then you are a holder of record and your shares of Common Stock are registered with the Company. This means you may use the voting instructions card enclosed with this booklet to tell the Company representatives how you want them to vote your shares of Common Stock. Be sure to sign, date and mail the card in the postage-paid envelope, which we sent with your card.

Or you may send your instructions by internet or by telephone in the United States or by internet if outside the United States, provided such instructions are received no later than the day prior to the day of the Annual Meeting. If you use the internet or telephone, the Company will confirm that we have received your instructions. Whether you use the internet or telephone, you will need the personalized control number we have printed on your voting card.

•	To vote by internet, go to this special address on the internet: https://www.proxypush.com/bne. After the prompt, enter the personalized control number from your voting card and then press “Enter.” Follow the on-screen instructions. When you finish, review your vote and print a copy for your records if you wish. If it is correct, click on “Submit” to register your vote.

•	To vote by telephone, call this toll-free number from any touch-tone telephone in the United States: 1-866-416-3840. After the prompt, enter the personalized control number from your voting card and then press the # sign. Follow the recorded audio instructions. When you finish, the recording will replay your vote for your review. If it is correct, register your vote at the audio prompt.

Participants in Bowne’s 401(k) Savings Plan on the record date will have the same choice of ways to vote. The Company’s annual report on Form 10-K describes that plan. If participants in Bowne’s 401(k) Savings Plan do not elect to vote by proxy, shares of Common Stock allocated to their Plan account will be voted by the Plan trustee as those shares of Common Stock held by the Plan for which the Plan trustee has received direction from Plan participants.

Stockholders who attend the Annual Meeting in person may vote by written ballot at that time. But even if you plan to attend, the Board still urges you to give your voting instructions to the Company representatives before the meeting in case your plans change. At the meeting you can change or revoke any instructions you gave previously.

How to vote shares held by a broker.  If a broker, bank or other nominee holds Common Stock for your benefit, and the shares are not in your own name on the Company’s records, then your shares are “in street name.” In that case, your broker, bank or other nominee will advise you how to vote. Bowne reimburses them for forwarding this booklet and other material to you. If you have not heard from the broker, bank or nominee who holds your stock in street name, please contact them as early as possible. If you attend the meeting in person and want to vote shares held for you in street name, you must bring a written form of proxy from your broker, bank or nominee. It must name you as the sole representative entitled to vote those shares. Be sure to give the form to the Corporate Secretary of the Company before voting starts.

How will the representatives vote for you?  Whether you mail your instructions or send them by internet or telephone, the Company representatives will vote your shares of Common Stock exactly as you tell them to. If you do not indicate how you want your shares of Common Stock voted, the Company representative will vote in the way the Company’s Board of Directors recommends. If there is an interruption or adjournment of the meeting before we complete the agenda, the Company representatives may still vote your shares of Common Stock when the meeting resumes. If a broker, bank or other nominee holds your shares of Common Stock in street name, they will normally ask for your instructions and vote your shares of Common Stock accordingly. If you give instructions to a broker, bank or nominee, they will tell the Company representatives to vote in the way you instruct.

How to revoke voting instructions.  You may change or revoke your voting instructions at any time before the stockholders vote at the Annual Meeting. To revoke or change voting instructions you have given, you must tell the Corporate Secretary of the Company in writing before the stockholders vote. If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy. Of course, you may come to the Annual Meeting in person and vote your shares of Common Stock by written ballot at that time. If you want to vote in person, be sure to revoke in writing any voting instructions you gave before the meeting begins.

How do we count votes?  Voting at the Annual Meeting will be confidential. The Bank of New York, the Company’s registrar and transfer agent, will count all the votes. Whether you choose the Company representatives to vote for you or you attend the meeting in person, your shares of Common Stock will count in determining whether we have the necessary quorum, even if you decide to abstain from voting or to vote against one or both of the proposals. Likewise, shares of Common Stock represented at the meeting by a broker, bank or other nominee will be counted in determining whether there is a quorum, regardless of whether you vote or abstain. But if a stockholder fails to vote or chooses to abstain from voting, his or her shares of Common Stock will not count as votes for or against the proposals. This means that the unvoted shares of Common Stock will not affect the outcome of the voting.

If you give no instructions.  The New York Stock Exchange has determined that the proposal to elect directors is “routine” under the applicable rules. This means that brokers, banks and other nominees will be able to vote shares of Common Stock they hold for you in street name even if you have not given instructions on the proposal. On the tenth day before the meeting, unless you have specified otherwise, your broker, bank or nominee will then direct the Company representatives to vote your shares in favor of electing the four nominees. Accordingly, the Board of Directors urge you to give instructions to your broker, bank or nominee on a timely basis.

Who pays for this solicitation?  The Company will pay the cost of solicitating your voting instructions. Employees and agents of the Company may solicit by personal interview or by any other means of communication including mail, fax, e-mail and telephone. These persons do not receive additional compensation for these services. The Company reimburses brokers, banks and other nominees for expenses they incur in forwarding copies of this booklet and other Company material to stockholders and in gathering their voting instructions. The Company has retained the proxy-soliciting firm of D. F. King & Co., Inc. to assist in this solicitation for a fee that will not exceed $12,000, plus out-of-pocket expenses.

Other business at the meeting.  The Company does not know of any business to be presented at the Annual Meeting besides the proposals to elect four directors and to approve the appointment of KPMG LLP to be auditors of the Company for the fiscal year ending December 31, 2007. If other business comes before the meeting and is proper under Delaware law, the Company representatives will use their discretion in casting all the votes they are entitled to cast, except those votes for which they have contrary written instructions.

About this proxy statement.  The Company’s management prepared this booklet and began sending it to stockholders on or about April 10, 2007. In addition, the proxy statement, annual report and Form 10-K are available on the Company’s website (www.bowne.com).

When you give us your voting instructions, you may also indicate whether you want to receive Company materials by means of the internet in the future. Until the Company notifies you otherwise, enrolling to receive your documents by means of the internet will not remove your name from our regular mailing lists.

Some words have special meanings when we use them in this booklet. The terms “Company” and “Bowne,” as well as the words “we,” “us” and “our,” refer to Bowne & Co., Inc., a Delaware corporation.

The Company representatives are the two people (David J. Shea and Scott L. Spitzer) chosen to vote in your place as your proxies at the Annual Meeting, or anyone else they choose to be their substitutes. We refer to the New York Stock Exchange as the “Exchange.” Finally, the terms “common stock,” “stock” and “shares” all mean the Company’s Common Stock, par value $.01 per share, which trades on the Exchange.

Webcast of the meeting.  Stockholders who are unable to attend the meeting in person may follow it live on the internet. Beginning on or about May 22, 2007, the Company intends to post information on our website (www.bowne.com) about how this webcast will work. To follow the meeting live on the internet, stockholders must register electronically before the meeting begins by following the on-line instructions.

Results of the voting.  After the Annual Meeting, the results of the voting will be available on our website (www.bowne.com), together with a transcript of the meeting and an archive copy of the webcast.

Information about the nominees and other directors

Carl J. Crosetto (Age 58)
Managing Director of GSC Group. Mr. Crosetto was President of the Company from December 2000 to December 2003. Previously he was Executive Vice President of the Company from December 1998, Senior Vice President of the Company from May 1998, and formerly President of a Company subsidiary, Bowne International L.L.C. He is also a director of Day International Group, Inc., and Speedflex Asia Ltd. He was first elected to the Company’s Board of Directors in 2000 and is a Class II director. If reelected, his term will expire in 2010.

Douglas B. Fox (Age 59)
Management Consultant and private investor. Mr. Fox is President and Chief Executive Officer of Renaissance Brands Ltd. and a director of Advanstar Communications Inc., the Oreck Corporation, The Vitamin Shoppe, Microban International, Totes International, Inc., Young America, Inc. and PrecisionIR group. Previously he was Senior Vice President of Marketing and Strategy, Compaq Computer Corporation and Chief Marketing Officer and Senior Vice President of Marketing, International Paper Co. He was first elected to the Company’s Board of Directors in 2001 and is a Class II director. If reelected, his term will expire in 2010.

Marcia J. Hooper (Age 52)
General Partner of Castile Ventures. Previously, she was a partner of Advent International from 1996 to 2002, general partner of Viking Capital from 1994 to 1996, general partner of Ampersand Ventures/Paine Webber Ventures from 1985 to 1993, and a regional marketing support representative for IBM Corporation from 1979 to 1983. Ms. Hooper also currently serves as a director of PolyMedica, Aspeed, Optiant, Enterprise Vista System, Gridley & Company and New Zealand Trade Enterprise, and in a number of advisory and fundraising capacities for Brown University and Massachusetts Institute of Technology. She was first elected to the Company’s Board of Directors in 2006 and will be a Class II director. If reelected, Ms. Hooper’s new term will expire in 2010.

Philip E. Kucera (Age 65)
Retired as Chairman and Chief Executive Officer of the Company on December 31, 2006 after serving as Chairman and Chief Executive Officer and a director from May 2005 to his retirement. Mr. Kucera served as Chief Executive Officer and a director from October 2004 to May 2005. He served as Interim Chief Executive Officer and a director of the Company from May 2004 to October 2004. Mr. Kucera served as the Company’s Senior Vice President and General Counsel from November 1998 to May 2004. Prior to joining Bowne, he was Deputy General Counsel and Assistant Secretary for The Times Mirror Company, where he served in various positions for 26 years. Mr. Kucera also serves as an Advisory Board Member of Design2Launch. He was first elected to the Company’s Board of Directors in 2004 and is a Class III director. His term will expire in 2008.

Stephen V. Murphy (Age 61)
President of S.V. Murphy Co., Inc. Previously, he served as Managing Director in the Investment Banking Department of Merrill Lynch Capital Markets and for The First Boston Corporation in a number of positions, including Managing Director in its Corporate Finance Department. Mr. Murphy also serves as a director of The First of Long Island Corporation, The First National Bank of Long Island, Excelsior Private Equity Fund II, Inc., Excelsior Private Equity Fund III, Inc., Excelsior Directional Hedge Fund of Funds, Inc., Holborn Corporation, Abilities!, Peoples’ Symphony Concerts, and Locust Valley Cemetery Association. He was first elected to the Company’s Board of Directors in 2006 and is a Class I director. His term will expire in 2009.

Gloria M. Portela (Age 53)
Attorney and mediator. Senior Counsel of Seyfarth Shaw LLP since January 2003. Previously Ms. Portela was a Partner of Seyfarth Shaw from 1994. She is also Chair of the Board of Directors of the University of St. Thomas and a director and governor of the Houston Grand Opera. She was first elected to the Company’s Board of Directors in 2002 and is a Class I director. Her term will expire in 2009.

H. Marshall Schwarz (Age 70)
Retired Chairman of the Board and CEO of U.S. Trust Corporation. Mr. Schwarz, who is Chairman of the Company’s Executive Committee, also serves as a director of U.S. Trust Company and the Atlantic Mutual Companies. He was first elected to the Company’s Board of Directors in 1986 and has served as a director continuously since then. He is a Class III director and serves as Presiding Director. His term will expire in 2008.

David J. Shea (Age 51)
Chairman, President & Chief Executive Officer of the Company since December 31, 2006. President and Chief Operating Officer and a director of the Company since October 2004 and President and a director from August 2004. Mr. Shea formerly served as Senior Vice President of the Company and Senior Vice President and Chief Executive Officer, Bowne Business Solutions and Bowne Enterprise Solutions from November 2003. He served as Senior Vice President of the Company and President of Bowne Business Solutions from May 2002, President of Bowne Business Solutions from January 2001 and Executive Vice President, Business Development and Strategic Technology of Bowne Business Solutions from July 1998. He was first elected to the Company’s Board of Directors in 2004 and is a Class III director. His term will expire in 2008.

Wendell M. Smith (Age 72)
President of Polestar Ltd. Until 1997, Mr. Smith served as Chairman of the Board of Baldwin Technology Company, Inc. He was first elected to the Company’s Board of Directors in 1992 and is a Class III director. His term will expire in 2008. (Note 1)

Lisa A. Stanley (Age 51)
Financial planning consultant. Ms. Stanley is also a Trustee and Vice President of Town Creek Foundation, Inc. She was first elected to the Company’s Board of Directors in 1998 and is a Class II director. If reelected, her term will expire in 2010.

Note:

1)	The Company’s policy prohibits anyone to be nominated or elected to the Board after reaching age 72. In 2005, the Board amended the policy to provide that a director’s service on the Board shall terminate on the date of the annual meeting of stockholders following his or her seventy-second birthday. Mr. Smith will observe his seventy-second birthday in 2007 prior to the Annual Meeting of Stockholders and, in accordance with the policy, will step down as a director on the date of the 2007 Annual Meeting of Stockholders.

Vincent Tese (Age 64)
Cable television owner and operator. Mr. Tese is also a director of The Bear Stearns Companies, Inc., Custodial Trust Company, Cablevision, Inc., Mack-Cali Realty Corp., Gabelli Asset Management, Magfusion, Inc., Xanboo Inc., Cabrini Mission Society, Catholic Guardian Society, Municipal Art Society, New York Presbyterian Hospital, and the New York University School of Law. He was first elected to the Company’s Board of Directors in 1996 and is a Class I director. His term will expire in 2009.

Richard R. West (Age 69)
Consultant. Dean Emeritus, Stern School of Business, New York University. Mr. West is also a trustee or director of Vornado Realty Trust, Alexander’s Inc., and several investment companies advised by BlackRock Advisors or its affiliates. He was first elected to the Company’s Board of Directors in 1994 and is a Class I director. His term will expire in 2009.

The Board and its Committees

The Board of Directors.  Periodically throughout the year, the Board of Directors and its standing committees meet to direct and oversee management of the Company. The Board of Directors held seven meetings during 2006. In addition, the committees of the Board met a total of 16 times and took action without formal meetings by written consents when appropriate. Board members also share information and exchange views with the Chairman and with each other informally and in executive sessions of non-management directors and separate executive sessions of independent directors following Board meetings on matters that concern the Company and its stockholders. Mr. Schwarz, the Company’s Presiding Director, chairs these executive sessions.

How directors are chosen.  The Nominating and Corporate Governance Committee (the “Committee”) is responsible for assisting the Board in identifying individuals qualified to become Board members and recommending director nominees to the Board for each annual meeting of stockholders. It is the Committee’s policy to consider candidates recommended by stockholders (see the description of the procedure under the heading “Communications with the Board” on page 11), Company management, other Board members or any interested person. The same criteria the Committee uses for evaluating director nominees will be used to evaluate candidates recommended by stockholders. The Committee considers the qualifications of candidates based upon its charter and the Company’s corporate governance guidelines. The Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who would be most effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the stockholders. The Committee has authority to retain search firms to assist in identifying and evaluating director candidates and to approve fees and retention terms for such advisors, but has not done so in connection with the selection of the four nominees for election as director listed on pages 6 to 9. The Committee did not receive any recommendations for nominees from a shareholder or group of shareholders that beneficially owned more than 5% of the Company’s common stock for at least one year. The Committee recommended the four nominees for election as directors. Stockholders may also nominate Board candidates at the Annual Meeting, and we have described the procedure for this, with the advance notice required, under the heading “Proposals and nominations by stockholders” on page 43.

Corporate Governance Information.  The Company’s corporate governance guidelines, the charters of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation and Management Development Committee, the Company’s Code of Ethics and the Related Party Transactions Policy are available on the Company’s website (www.bowne.com) and in print to any shareholder or other person upon request. Requests should be sent to Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary, Bowne & Co., Inc., 55 Water Street, New York, New York 10041.

Director Independence.  It is the Board of Directors’ objective that at least a majority of the Board of Directors should consist of independent directors. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors maintains categorical standards to assist it in determining director independence, which are consistent with the Exchange listing rules. The categorical standards are part of our corporate governance guidelines and are set forth on the Company’s website (www.bowne.com). The Board of Directors has determined that the following nine directors satisfy the Exchange’s independence requirements and Bowne’s categorical standards as described above: Mr. Fox, Ms. Hooper, Mr. Murphy,

Ms. Portela, Mr. Schwarz, Mr. Smith, Ms. Stanley, Mr. Tese and Mr. West.

Executive Certifications.  The Company has submitted to the Exchange the annual Chief Executive Officer certification required by the rules of the Exchange. The Company also submitted to the Securities and Exchange Commission the certifications required under Section 302 and 906 of the Sarbanes-Oxley Act as exhibits to its quarterly reports on Form 10-Q and Annual Report on Form 10-K for fiscal 2006.

Communications with the Board.  Interested parties who want to communicate with the Chairman, the Presiding Director, or with the non-management directors as a group, or a stockholder who wants to communicate with the Board of Directors, individual Board members or a board committee including the Nominating and Corporate Governance Committee to recommend a candidate, should address their communications to the Board of Directors, the Board members or the Board committee, as the case may be, and send them c/o Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary, Bowne & Co. Inc., 55 Water Street, New York, New York 10041. The Corporate Secretary will forward all such communications directly to such Board members. If the communication is a stockholder recommendation for Board of Directors membership, it must be in writing and must identify the proposer. It must also be accompanied by detailed information about the proposed nominee and that person’s consent to have his or her name put in nomination and agreement to serve, if elected. It must also be received in a timely manner and otherwise comply with the Company’s By-Laws. See the description of the procedure under the heading “Proposals and nominations by stockholders” on page 43.

Committees of the Board.  The Board of Directors has four standing committees. The principal functions and current membership of each committee is as follows:

•	Executive Committee. The Executive Committee has many of the powers of the full Board of Directors in directing management of the Company and may exercise those powers between regular Board meetings. However, this committee may not amend the Company’s By-laws, fill vacancies on the Board of Directors, make other fundamental corporate changes or take actions which require a vote of the full Board of Directors under Delaware law or the Company’s charter or By-laws. The current members of the Executive Committee all of whom, with the exception of Mr. Shea, the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange, are Mr. Schwarz (chairman), Mr. Shea, Ms. Stanley, Mr. Tese and Mr. West. In 2006, this committee met three times and took action two times by written consents in lieu of meetings.

•	Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee assists the full Board of Directors in identifying qualified individuals to become Board members. It also assists the full Board of Directors in determining the composition of the Board committees, monitoring the process to assess Board of Directors effectiveness and developing and implementing the Company’s corporate governance guidelines. All members of the Committee are required to be “independent” directors as determined by the rules of the Exchange and, unless the Board of Directors otherwise determines, the Committee shall be composed of the “independent” directors of the Executive Committee. The current members of the Nominating and Corporate Governance Committee, all of whom the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange, are Mr. Schwarz (chairman), Ms. Stanley, Mr. Tese and Mr. West. The Committee met three times in 2006.

•	Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the financial reporting and the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of the Company’s internal audit function and the independent auditor. In connection with the performance of these functions, the Audit Committee recommends independent registered public accountants to serve as the Company’s auditors and reviews the Company’s annual report on Form 10-K with the auditors. Together with the Company’s Chief Financial Officer, the Committee reviews the scope and the results of the annual audit, as well as the auditors’ fees and other activities they perform for the Company. The Audit Committee also oversees internal controls and looks into other accounting matters if the need arises. The current members of the Audit Committee are Mr. Fox (chairman), Mr. Murphy, Mr. Smith and Ms. Stanley, all of whom the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange and rules promulgated by the Securities and Exchange Commission in effect on the date this proxy statement is first mailed to stockholders. The Committee met six times in 2006. The Board of Directors has determined that Mr. Fox, Mr. Murphy and Mr. Smith are “audit committee financial experts” as that term is defined in Securities and Exchange Commission rules.

•	Compensation and Management Development Committee. The Compensation and Management Development Committee assists the Board of Directors in carrying out its responsibility with respect to the Company’s compensation, benefit and perquisite programs, executive succession planning and management development. In connection with the performance of these functions, the Committee reviews base salaries and incentive compensation for officers of the Company and other members of senior management. This Committee administers compensation programs, which involve present or deferred awards of the common stock, as well as those calling for cash payments. The Committee oversees management development and continuity programs. The Committee also reviews any newly proposed compensation plans, while overseeing the administration of existing retirement, 401(k), profit-sharing and other benefits plans for the Company’s employees. Before significant changes affecting employees go into effect, the Committee normally asks the full Board of Directors to approve those changes. The current members of the Committee, all of whom the Board of Directors has determined meet the criteria for “independence” contained in the rules of the Exchange, are Mr. Tese (chairman), Ms. Portela and Mr. Schwarz. The Committee met four times in 2006.

Compensation and Management Development Committee interlocks and insider participation.  No member of the Compensation and Management Development Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2006 or was formerly an officer of the Company or any of its subsidiaries.

Participation at meetings.  During fiscal year 2006 each member of the Board of Directors participated in at least 75% of the Board of Director and committee meetings which he or she was entitled to attend. The Company’s corporate governance guidelines state that directors are expected to attend the Annual Meeting of Stockholders. All of the directors attended the previous year’s Annual Meeting of Stockholders.

Compensation of directors.  Directors who are employees of the Company (currently, Mr. Shea) receive no fees for Board and committee service. Except as described below with respect to Mr. Crosetto, each non-employee director received during 2006 an $85,000 annual retainer payable in quarterly installments following each fiscal quarter. This amount was increased for 2007 by $35,000. The Presiding Director receives an additional annual retainer of $25,000 payable in quarterly installments following each fiscal quarter. Non-employee members of the Audit Committee receive an additional retainer of $10,000 per year, or $20,000 in the case of the chairman of that committee. Non-employee members of the Executive Committee receive an additional retainer of $8,000 per year, or $16,000 in the case of the chairman of that committee. The members of the Nominating and Corporate Governance Committee as well as the non-employee members of the Compensation and Management Development Committee receive an additional retainer of $5,000 per year, or $10,000 in the case of the chairman of the committee. Directors who are not employees also receive a fee of $1,000 for each Board meeting attended. When directors take action by written consent without a formal meeting, they receive no compensation for that service.

In connection with Mr. Crosetto’s retirement as an executive of the Company in 2003, the Company signed a two-year consulting agreement with Mr. Crosetto. The consulting agreement was renewed in 2005 for one year ending December 31, 2006 and again in 2006 for a two-year term ending December 31, 2008. Pursuant to the renewed consulting agreement, Mr. Crosetto continues as a member of the Board and provides the Company and its affiliates with assistance in sales and marketing and with certain other projects. In consideration of these services and non-competition provisions, Mr. Crosetto receives $255,000 in annual consulting fees and reimbursement for reasonable business-related expenses. The consulting agreement also provides that the consulting fees are in lieu of Board retainers and fees.

The Company encourages its Board members to hold substantial equity interests by requiring each director to defer at least $50,000 of the annual Board of Directors retainer, including for 2007 the entire amount of the $35,000 retainer increase, and by permitting each director, on an annual basis, to elect voluntary deferral of some or all of the remaining fees and retainers. Directors may choose either non-qualified stock options or Deferred Stock Units (“DSUs”) in place of cash, as long as they notify the Company of their choice before the year begins. For 2006, six of the directors made voluntary deferrals of some or all of their compensation. The Stock Plan for Directors governs these tax-free deferrals of compensation.

DSUs represent the right to receive a like number of shares of common stock at a future date, subject to distribution rules. They earn the equivalent of the Company’s cash dividends, which are converted into more DSUs, but they do not confer voting rights. The Company further encourages deferral by adding a 20% match to any Board of Directors and committee compensation that a director voluntarily defers, but not that portion of the annual Board of Directors retainer which he or she must defer. The fair market value of the Company’s Common Stock based on the average of high and low stock prices on the day before and the two days following the quarterly earnings call with investors is the value the Company uses in converting Board of Directors compensation for retainer payments or attendance fees earned during a calendar quarter into DSUs. When a non-employee director retires from the Board of Directors, the Company will issue him or her shares from the corporate treasury equal in number to the DSUs accrued through the retirement date. The Company normally distributes these shares in two installments within fifteen months following the director’s retirement.

A director may choose to convert Board of Director compensation into stock options, rather than receiving it as cash or DSUs. In that case, the fair market value of the Company’s common stock based on the average of high and low stock prices on the day before and the two days following the quarterly earnings call with investors will determine the value the Company uses for the conversion. The dollar figure to which the Company applies this conversion value will be three times the amount of compensation the director wants to defer, after adding the Company’s 20% match mentioned earlier, to the extent that a particular deferral is voluntary. The Company believes that multiplication by three adjusts appropriately for the difference in the value of a stock option and a DSU. The Company will then formally grant the resulting number of options to the director as of the last trading day of each quarter. These options, subject to a one year vesting requirement, become exercisable on the first anniversary of the formal grant, and expire on the tenth anniversary. If the director exercises his or her options by paying the fixed exercise price, the Company will issue the resulting shares of Common Stock.

As a further measure to increase equity participation by the Board of Directors and better align the directors’ interests with those of other stockholders, a new non-employee director who joins the Board of Directors receives an award of DSUs equivalent in market value to $30,000 for Board membership. This one-time award will vest over the director’s first four years of Board service, and the Company will then issue the corresponding common stock when the director retires from Board service.

The Company has stock ownership guidelines that are designed to increase linkage between shareholders and non-employee directors, as well as senior executives, through an expected level of ownership and retention of stock within five years. Shares credited toward meeting the ownership guidelines include all shares of Common Stock owned outright and DSUs and exclude stock option grants.

Finally, during 2006 the Company had a Matching Gifts Program for non-employee directors. Under this program, the Company matches a director’s qualified charitable contributions up to $5,000 each year. This program has been discontinued for 2007. The Company also reimburses reasonable travel expenses, which its directors incur in attending Board of Directors and committee meetings and fees and expenses in connection with director continuing education.

2006 Directors Compensation
					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in		Option	Incentive Plan	Compensation	All Other
	Cash	Stock Awards	Awards	Compensation	Earnings	Compensation
Name	a(1)	b(2)	c(3)	d(4)	e(4)	f(6)		Total
Carl J. Crosetto	$0	$0	$0	$0	$0	$255,000	(5)	$255,000
Douglas B. Fox	$61,000	$51,750	$29,366	$0	$0	$5,150		$147,266
Marcia Hooper	$9,750	$42,500	$0	$0	$0	$5,105		$57,355
Stephen V. Murphy	$51,000	$80,000	$0	$0	$0	$5,733		$136,733
Gloria M. Portela	$46,000	$59,200	$29,366	$0	$0	$4,988		$139,554
H. Marshall Schwarz	$97,000	$69,400	$29,366	$0	$0	$8,487		$204,253
Wendell M. Smith	$51,000	$50,000	$29,366	$0	$0	$4,622		$134,988
Lisa A. Stanley	$64,000	$50,000	$29,366	$0	$0	$5,545		$148,911
Vincent Tese	$64,000	$62,800	$29,366	$0	$0	$10,020		$166,186
Harry Wallaesa	$21,000	$29,200	$0	$0	$0	$2,712		$52,912
Richard R. West	$64,000	$62,800	$29,366	$0	$0	$10,588		$166,754

Notes:

1)	This column includes annual retainers, committee retainers, and Board meeting fees paid in cash or voluntarily deferred into DSUs. The amounts voluntarily deferred are as follows: Mr. Fox, $8,750; Ms. Portela, $46,000; Mr. Schwarz, $97,000; Mr. Tese, $64,000; Mr. Wallaesa, $21,000; and Mr. West, $64,000. All other amounts in this column were paid out in cash.

2)	This column reflects the value of the portion of the annual retainer that is required to be deferred into DSUs, as well as the Company’s 20% match on all DSUs voluntarily deferred. These amounts represent the full grant date fair value for awards made in 2006 since the full expense for these awards has been recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Financial Accounting Standard 123(R) (“FAS 123(R)”).

3)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote (1) to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 14, 2007. The amounts in this column represent a grant of 5,000 nonqualified stock options in December 2005. No stock options were granted to directors in the fiscal year ended December 31, 2006.

4)	These columns were intentionally left blank. The Board of Directors does not receive non-equity incentive plan compensation, pension, or nonqualified deferred compensation.

5)	Mr. Crosetto received an annual consulting fee of $255,000, in lieu of Board of Director retainers and fees, as explained on page 13.

6)	This column, with the exception of Mr. Crosetto, includes the cash value of dividends paid on DSUs plus matching gift contributions.

7)	This column represents the aggregate number of DSUs held by each director at the end of the fiscal year. Included in these figures are shares that were either required to be deferred or were voluntarily deferred in 2006, the values of which are reported in the Directors Compensation table above.

8)	This column represents the aggregate number of stock options held by each director at the end of the fiscal year. Included in these figures are the shares granted in December 2005, the values of which are reported in the Directors Compensation table above.

		Number of
		Securities Underlying
	Number	Unexercised Options
	of DSUs at Last	Exercisable at Last
	Fiscal Year End(7)	Fiscal Year End(8)

Carl J. Crosetto	0	262,500
Douglas B. Fox	18,372	42,572
Marcia Hooper	2,746	27,129
Stephen V. Murphy	5,466	0
Gloria M. Portela	27,346	0
H. Marshall Schwarz	45,975	80,020
Wendell M. Smith	14,131	40,304
Lisa A. Stanley	25,017	26,500
Vincent Tese	28,406	85,786
Harry Wallaesa	23,779	32,815
Richard R. West	42,466	51,819

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibility to relevant constituencies, including stockholders and potential stockholders of the Company, regarding internal controls, corporate accounting practices, reporting practices, and the quality and integrity of the financial reports of the Company. The Committee also maintains free and open communication among the Board, the Company’s financial management, including its Chief Financial Officer and its Director of Internal Audit, other Company executives, including its General Counsel, and its independent registered public accountants, KPMG LLP (the “auditors”). Company management has primary responsibility for the financial statements, internal control over financial reporting, and for the Company’s compliance with legal and regulatory requirements. The auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with accounting principles generally accepted in the United States, and annually auditing management’s assessment of the effectiveness of internal control over financial reporting as well as the effectiveness of internal control over financial reporting. It is the Committee’s responsibility to monitor and oversee the performance of these responsibilities and to report to the full Board of Directors.

Our Board of Directors has determined that each member of the Committee is an “independent director” as defined in the Listing Standards of the Exchange and the Company’s corporate governance standards. In addition, our Board of Directors has determined that Douglas B. Fox, Stephen V. Murphy, and Wendell M. Smith are “audit committee financial experts,” as defined by Securities and Exchange Commission rules.

The Committee reviewed and discussed the audited financial statements for fiscal 2006 with the Company’s auditors, with management, and with the entire Board of Directors. The Committee also examined with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committee,” as amended). In addition, the Committee has received from the auditors the letter and written disclosures respecting fiscal 2006, which are required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and has discussed with them their independence from the Company and its management. Furthermore, the Committee considered and determined that the auditors’ non-audit services to the Company were consistent with the guidelines established to ensure auditor independence.

Based upon our reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board agreed, that the audited financial statements for fiscal 2006 be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

This report by the Committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

The undersigned, being all the members of the Audit Committee, submit this report to the Company’s stockholders.

Douglas B. Fox, Chairman
Stephen V. Murphy
Wendell M. Smith
Lisa A. Stanley

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with Security and Exchange Commission policies regarding auditor independence, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee, who is an independent director, has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors if the fees for the service are estimated to be less than $50,000, unless the cumulative amount of fees for previously approved services exceeds 30% of the projected annual audit service fees, in which case pre-approval by the entire Audit Committee is required. Each quarter, the Audit Committee reviews the services provided by the independent auditor during the previous quarter as well as the services that were pre-approved by the Chairman of the Audit Committee during the quarter. All services provided by the Company’s independent auditor in 2006 and 2005 were pre-approved by the Audit Committee or its chairman in accordance with the Company’s policy.

AUDIT SERVICES AND FEES

The professional services provided by KPMG LLP and the aggregate fees for those services rendered during the years ended December 31, 2006 and 2005 were as follows:

Audit Fees.  The aggregate fees billed for audit services for the years ended December 31, 2006 and 2005 were $1,359,472 and $3,759,580, respectively. Audit services include the audit of the financial statements included in the Company’s annual reports on Form 10-K, the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of the Company’s foreign subsidiaries, and other services normally provided by the independent auditor in connection with statutory and regulatory filings. In addition, the aggregate fees billed for audit services for the year ended December 31, 2005 includes $1,100,000 for services performed related to the restatement of the Company’s financial statements, which were billed and paid during 2006.

Audit-Related Fees.  The aggregate fees billed for audit-related services in the years ended December 31, 2006 and 2005 were $236,920 and $1,796,551, respectively. Audit-related services include the audits and other services related to the sale of Bowne Global Solutions, audits of the financial statements of the Company’s employee benefit plans, due diligence related to acquisition candidates and consultations concerning financial accounting and reporting standards.

Tax Fees.  The aggregate fees billed for tax compliance services in the years ended December 31, 2006 and 2005 were $267,352 and $172,116, respectively. Tax compliance services include the preparation and review of the Company’s domestic and international tax returns and assistance with tax audits. The aggregate fees billed for tax consulting and advisory services in the years ended December 31, 2006 and 2005 were $117,111 and $54,919, respectively. Tax consulting and advisory services include advice and planning related to state, local and foreign taxes.

All Other Fees.  There were no other services performed by KPMG LLP during the years ended December 31, 2006 and 2005 that were not included in the above categories.

Ownership of the common stock

Securities ownership of certain beneficial owners.  The Company does not know of any individual who is the beneficial owner of more than 5% of the Company’s Common Stock that was outstanding on the record date for the Annual Meeting. The only institutional investors known to have held more than 5% of the Company’s Common Stock on that date are set forth in the following table which shows each firm’s percentage of shares actually outstanding on the record date. We took this information from the most recent reports on Schedule 13G, as filed for each such firm with the Securities and Exchange Commission before the record date for the Annual Meeting.

		Amount of		Nature of
		beneficial	Percent of	beneficial
Stockholder	Address	ownership	outstanding	ownership
Wellington Management Company, LLP(1)	75 State Street Boston, MA 02109	3,629,500	13.1%	shared voting and dispositive power
Dimensional Fund Advisors Inc.(2)	1299 Ocean Avenue Santa Monica, CA 90401	2,783,813	10%	sole voting and dispositive power
Pzena Investment Management, LLC(3)	120 West 45th Street New York, NY 10036	2,475,598	8.9%	sole voting and dispositive power
Barclays Global Fund Advisors(4)	45 Fremont Street San Francisco, CA 94105	1,685,902	6.1%	sole voting and dispositive power
Goldman, Sachs & Co.(5)	85 Broad Street New York, NY 10004	1,389,406	5%	shared voting and dispositive power

Notes:

1)	Wellington Management Company, LLP (“Wellington”) is an investment advisor. The clients of Wellington have the right to receive or the power to direct the receipt of dividends, or the proceeds from the sale of the Company’s Common Stock.

2)	Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor and serves as an investment manager of certain funds. The number shown in the Amount of beneficial ownership column represents the total number of shares of the Company’s Common Stock owned by such funds.

3)	Pzena Investment Management, LLC (“Pzena”) is an investment advisor. The clients of Pzena have the right to receive or the power to direct the receipt of dividends, or the proceeds from the sale of the Company’s Common Stock.

4)	Barclays Fund Advisor (“Barclays”) is an investment advisor. The clients of Barclays and its affiliates have the right to receive or the power to direct the receipt of dividends, or the proceeds from the sale of the Company’s Common Stock.

5)	Goldman, Sachs & Co. is an investment bank. The number shown in the Amount of beneficial ownership column represents the total number of shares of the Company’s Common Stock owned by it and its affiliates.

Stock ownership of management.  The following table shows the number of beneficial owners of the Company’s common stock for each member of the Board of Directors, including the four current nominees for election to the Board, as of the record date for the Annual Meeting. The table also shows the beneficial ownership of the Company’s Named Executive Officers (defined on page 32), excluding C. Cody Colquitt, on the record date. Mr. Colquitt’s employment with the Company terminated in May 2006. The table also includes the aggregate number of shares owned beneficially, as a group, by 19 directors and corporate officers. The following table assumes that an individual beneficially owns any shares which he or she may acquire by exercising options which are exercisable within 60 days after the record date, by converting stock equivalents or by withdrawing from an employee benefits plan, even if that individual has not yet made the exercise, conversion or withdrawal of the stock.

No individual listed in the following table beneficially owned more than 1% of the common stock outstanding on the record date. The number of shares listed in the following table as beneficially owned for all directors and officers as a group is 7.8% of the common stock outstanding on the record date.

Beneficial Ownership(1)
Name or group
Richard Bambach, Jr.	45,936	(2)
Carl J. Crosetto	296,024	(3)
Susan W. Cummiskey	242,584	(4)
Douglas B. Fox	62,575	(5)
Philip E. Kucera	234,829	(6)
Marcia J. Hooper	9,465	(7)
Stephen V. Murphy	6,878	(8)
William P. Penders	27,653	(9)
Gloria M. Portela	55,966	(10)
H. Marshall Schwarz	134,499	(11)
David J. Shea	311,282	(12)
Wendell M. Smith	56,078	(13)
Lisa A. Stanley	243,022	(14)
Vincent Tese	116,905	(15)
John J. Walker	0
Richard R. West	144,630	(16)
All directors and corporate officers as a group	2,172,531	(17)

Notes:

1)	The beneficial ownership reported in the table is direct unless otherwise noted. The Company understands that each individual named has sole power to vote or to dispose of the shares. The shares reported in the table include these forms of ownership:

• Shares of Common Stock beneficially owned out-right on the record date, either on the records of the Company or in street name,

• Shares subject to stock options exercisable on the record date, or which will become exercisable within 60 days after the record date,

• Shares owned indirectly through the Bowne Stock Fund in the 401(k) Savings Plan, determined March 15, 2007, and

• Restricted stock awarded to individual executives under the 1999 Incentive Compensation Plan.

The table assumes that all restricted stock is vested or will become vested within 60 days after the record date and includes additional shares of restricted stock earned as the equivalent of dividends through the Record Date.

• DSUs awarded to individual executives under the Long-Term Performance Plan or the Deferred Award Plan, and

•   DSUs credited to individual non-employee directors under the Stock Plan for Directors or the 1999 Incentive Compensation Plan, including units resulting from the conversion of cash retirement benefits that accrued to individual directors prior to the effective date of the Stock Plan for Directors, as well as units resulting from the one-time award made to each director elected after the Stock Plan for Directors went into effect in 1997.

The table assumes that all DSUs are fully distributed and may be converted into common stock within 60 days after the record date, and that cash dividends payable on DSUs through the record date have been reinvested in additional shares.

2)	Includes options to purchase 42,500 shares and 3,436 DSUs.

3)	Includes 33,524 shares owned and options to purchase 262,500 shares.

4)	Includes 4,418 shares owned, options to purchase 208,050 shares, 25,770 DSUs, 3,334 shares of Restricted Stock and 1,012 shares held in the Bowne Stock Fund in the 401(k) Savings Plan.

5)	Includes options to purchase 42,572 shares and 20,003 DSUs under the Stock Plan for Directors.

6)	Includes 98,935 shares owned, options to purchase 118,500 shares and 17,394 DSUs.

7)	Includes options to purchase 6,709 shares and 2,756 DSUs under the Stock Plan for Directors.

8)	Includes 6,878 DSUs under the Stock Plan for Directors.

9)	Includes 1,555 shares owned, options to purchase 9,000 shares, 8,253 DSUs, 4,667 shares of Restricted Stock and 4,178 shares held in the Bowne Stock Fund in the 401(k) Savings Plan.

10)	Includes options to purchase 27,129 shares, and 28,837 DSUs under the Stock Plan for Directors.

11)	Includes 5,000 shares owned, options to purchase 80,020 shares and 49,479 DSUs under the Stock Plan for Directors.

12)	Includes 11,368 shares owned, options to purchase 217,600 shares, 58,980 DSUs and 23,334 shares of Restricted Stock.

13)	Includes 200 shares owned indirectly, 40,304 options to purchase shares, and 15,574 DSUs under the Stock Plan for Directors.

14)	Includes 190,022 shares owned, 26,500 options to purchase shares, and 26,500 DSUs under the Stock Plan for Directors.

15)	Includes options to purchase 85,786 shares and 31,119 DSUs under the Stock Plan for Directors.

16)	Includes 47,700 shares owned, 51,819 options to purchase shares, and 45,111 DSUs under the Stock Plan for Directors.

17)	This group consists of 19 individuals. The shares reported in the table for the group include 1,137 shares owned by two corporate officers not named in the table, 13,334 shares of Restricted Stock for two corporate officers not named in the table, together with options to purchase 152,650 shares, 14,846 DSUs, and 2,238 shares held in the Bowne Stock Fund of the 401(k) Savings Plan for the benefit of the three corporate officers not named in the table.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee the (“Compensation Committee”) has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. Members of the Compensation Committee are appointed by the Board, on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be removed and replaced by the Board.

In 2006 the Compensation Committee consisted of four directors — Vincent Tese, Chairman; Gloria M. Portela; H. Marshall Schwarz and Harry Wallaesa. Mr. Wallaesa resigned from the Board and the Compensation Committee in March 2006 and was not replaced on the Compensation Committee. All four directors have extensive management and/or Board experience in managing, overseeing, and/or researching in the fields of employment and/or executive compensation. As determined by the Board, all four directors meet the independence requirements of the Exchange and any other legal requirements for the proper administration of the Company’s compensation plans and programs, including requirements under the Federal securities laws and the Internal Revenue Code of 1986, as amended. In addition, each Compensation Committee member is neither a current nor former employee of the Company.

The Compensation Committee operates under a charter, which is posted in the “Corporate Governance” section of the Company’s website (www.bowne.com). The Compensation Committee Charter was approved by the Board of Directors on November 20, 2003 and was most recently reviewed and updated on March 8, 2007.

The Compensation Committee’s authority and responsibilities include the following:

•	Review and recommend to the Board on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer; and evaluate at least once a year the Chief Executive Officer’s performance in light of these goals and objectives and based upon these evaluations determine and approve with the other independent directors the Chief Executive Officer’s compensation.

•	Review and recommend to the Board on an annual basis the evaluation process and compensation structure for the Company’s officers and evaluate the performance of the Company’s senior executive officers and recommend to the Board the compensation of such senior executive officers.

•	Review annually the Company’s incentive compensation and stock-based plans and recommend changes in such plans to the Board as needed.

•	Monitor and make recommendations to the Board regarding employee pension, profit sharing and benefit plans. The Compensation Committee delegated the administration of the benefit plans to the Company’s investment and administration committee consisting of the Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel and Corporate Secretary; and Senior Vice President, Human Resources.

•	Assist the Board in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans.

•	Review periodically the compensation of the independent members of the Board and make recommendations to the Nominating and Corporate Governance Committee to maintain competitive compensation for independent members of the Board.

•	Retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate, with sole authority to approve related fees and retention terms of such advisors.

•	Perform a review and evaluation, at least annually, of the performance of the Compensation Committee and its members.

In 2006 the Compensation Committee met four times. With the exception of one meeting, all meetings were regularly scheduled to coincide with Board meetings. The Compensation Committee Chairman and the Company’s Senior Vice President, Human Resources determined the agenda for each meeting. Compensation Committee members generally received agendas and discussion materials several days in advance, to provide them with time for adequate review and preparation for the meetings.

In 2006 the Compensation Committee engaged Buck Consultants as a consultant to advise the Compensation Committee. The Compensation Committee provides guidelines which give direction to the consultant, and delegate certain interaction with the consultant to the Company’s Senior Vice President, Human Resources. Services provided by the consultant included competitive compensation benchmarking of executive officer positions, industry research on competitive design of compensation and employment programs, presentation and analysis of long-term incentive design alternatives, and other technical advice. The consultant did not provide recommendations on compensation decisions for individual executive officers.

At the Compensation Committee’s request, from time to time members of management attend portions of Compensation Committee meetings. During 2006 they included the Chairman and Chief Executive Officer; President and Chief Operating Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel and Corporate Secretary; and Senior Vice President, Human Resources.

On an annual basis, the Senior Vice President, Human Resources presents to the Compensation Committee a summary of the Company’s Management Continuity System including performance evaluations and development plans for each of the Company’s senior executive officers and a review of the talent profile of the Company.

In addition, on an annual basis the Compensation Committee reviews and approves increases or changes to each element of the total compensation package of each individual executive officer, with the exception of the Chairman and Chief Executive Officer and the President and Chief Operating Officer. The Compensation Committee Chairman presents recommendations for the Chairman and Chief Executive Officer and the President and Chief Operating Officer for review by the Compensation Committee. The Compensation Committee’s recommendations are then presented to the independent Board members for approval.

The 2006 review included comparisons to competitive levels of compensation based on peer groups as approved by the Compensation Committee, as well as year-over-year comparisons. The Compensation Committee concluded that total compensation levels, as well as individual elements of compensation, were reasonable for all executive officers in light of Company performance, business unit performance, individual performance, and competitive practice.

At each meeting in 2006 the Compensation Committee held an executive session. No members of management, consultants, or other outsiders attended these executive sessions. Among other topics, discussions and decisions regarding performance, succession and compensation of the Chairman and Chief Executive Officer and the President and Chief Operating Officer took place during these executive sessions.

The Compensation Committee took the following key actions at its meetings in 2006:

•	Approved a restructured Annual Incentive Plan (“AIP”) for the executive officers, a redesign of annual incentives for all employees and the 2006 AIP financial targets and strategic goals used to determine the 2006 AIP awards paid in March 2007.

•	Certified results and approved (or made recommendations to the independent members of the Board, as appropriate) AIP payments for executive officers for the 2005 performance year, based on formulas the Compensation Committee had previously approved.

•	Approved the amended and restated 1999 Incentive Compensation Plan for submission to shareholders, including an additional share reserve.

•	Terminated the Company’s existing long-term incentive plan and adopted a successor long-term incentive plan (“Long-Term Equity Incentive Plan”)(“LTEIP”).

•	Approved (or made recommendations to the independent members of the Board, as appropriate) grants under the LTEIP for the 2006 — 2008 performance cycle.

•	Approved stock option and restricted stock awards for executive officers and other employees.

•	Approved compensation plans for the senior executive officers for 2007, including base salary adjustments and AIP targets.

•	Approved a stock option pool to be available for grants to new hires and promoted employees (other than executive officers).

•	Conducted a review of the Company’s Management Continuity System and succession plans.

•	Reviewed guidelines which give direction to the Company’s independent compensation consultant.

•	Reviewed competitive evaluation of Board compensation and recommended actions to maintain competitive Board compensation to the Nominating and Corporate Governance Committee for approval in January 2007.

•	Approved the compensation package for John J. Walker, who was appointed as Senior Vice President and Chief Financial Officer.

The Compensation Committee has reviewed the compensation discussion and analysis, discussed it with management and recommends its inclusion in the Annual Report and this proxy statement.

Compensation Discussion and Analysis

Executive Summary

Key objectives of the Company’s executive compensation programs are as follows:

•	Attract and retain superior executive talent;

•	Provide incentives and rewards for executives who contribute to the Company’s success;

•	Link executive compensation to both corporate performance and the creation of long-term shareholder value; and

•	Provide for levels of compensation consistent with the Company’s leadership position in several highly specialized business areas.

Principal components of ongoing compensation for our executive officers include the following:

•	Base salaries consistent with each executive’s responsibilities and individual performance;

•	An AIP based on financial factors at the corporate and business unit levels and on quantifiable strategic performance measures;

•	An LTEIP that closely links awards of restricted stock units (“RSUs”) with the Company’s strategic plan, thereby providing incentives for both Company performance and the creation of shareholder value;

•	Restricted stock awards and stock option awards, which provide incentives for the creation of shareholder value and rewards for sustained efforts and continued service;

•	Employee benefit programs;

•	Termination protection agreements to maintain the alignment of executive and shareholder interests during potential changes in corporate control; and

•	Limited executive perquisites consistent with the Company’s focus on pay-for-performance.

The Company believes that its executive compensation policies, plans and programs advance the objectives listed above and adhere to high standards of corporate governance.

Objectives of the Company’s Executive Compensation Programs

The Company’s executive compensation programs have four key objectives described above in the Executive Summary. To accomplish these objectives, the Company’s executive compensation programs are based on the following guiding principles:

•	Base salaries for executive officers are adjusted annually based on the Company’s strategic goals and performance, changes in the market and the responsibilities of the individual Named Executive Officers;

•	Base salary and total compensation for each of the Named Executive Officers is targeted to be between the 50th and 75th percentiles of the competitive market;

•	Total compensation as measured for benchmarking purposes may comprise base salary, AIP award, LTEIP award, stock options and restricted stock — the combined value of these components as well as the respective amounts of each component are assessed;

•	AIP awards are formula-based and linked to performance against financial targets and strategic objectives;

•	Equity-based compensation provides incentives to create shareholder value, to reward sustained service and performance, and to assist in accumulation of significant equity stakes for the participating executives;

•	Option award dates are established using a consistent approach to grant dates, and are determined without consideration of recent or expected future public announcements;

•	Executives are expected to maintain long-term stock ownership through ownership guidelines expressed as a targeted number of shares;

•	Retirement programs have been designed to provide pension credit for compensation that exceeds the limitations imposed by the Internal Revenue Service and to serve as a recruitment tool for mid-career hires of senior executives in lieu of providing significant sign-on bonuses or equity grants;

•	Severance and change in control benefits reflect industry practices and are designed to promote stability within the senior management team during a time of pending change in Company ownership, and limit benefit coverage to key executives whose continued employment might be vulnerable following a change in control of the Company;

•	To the extent possible, compensation is structured so it is fully tax deductible; and

•	Executive perquisites and special benefits are limited and mostly business-related.

To help inform the Compensation Committee’s decisions and monitor the Company’s executive compensation programs, each year the Compensation Committee commissions a benchmarking study of compensation levels for the executive officer positions. As in previous years, the benchmarking study was conducted by the Committee’s independent compensation consultant. Comparisons were made to executive compensation levels at 11 publicly traded companies generally viewed as comparable in size and industry. These include: ADVO, Inc., Banta Corporation, Cadmus Communications Corporation, Cenveo, Inc., Consolidated Graphics, Inc., Deluxe Corporation, The Dun & Bradstreet Corporation, John H. Harland Company, Paxar Corporation, The Standard Register Company, and Valassis Communications, Inc. The Compensation Committee also considers data obtained by the Compensation Committee’s independent compensation consultant from a general industry sample of similarly sized companies, particularly for positions that must be competitive with employers across a wide spectrum of industries. The study indicated that:

•	The Company ranked 7th of 12 in revenue and 10th out of 12 comparator companies in market cap.

•	The Company’s mix of compensation elements is similar to those of the comparator companies.

•	The Company’s total compensation levels generally fall below the targeted range of between the 50th and 75th percentiles. Base salaries and total cash compensation levels generally are within the targeted range for the Named Executive Officers.

•	In no case is a Bowne Named Executive Officer’s total compensation above the competitive 75th percentile.

Analysis of the Company’s Executive Compensation Programs

The following section provides details on each of the Company’s executive compensation programs. It demonstrates how these programs — individually and in total — accomplish the objectives established for them and follow the guiding principles.

Base Salary Program.  Base salary represents on average approximately one-third of an executive officer’s total compensation package. This approach is consistent with industry practice, as demonstrated by the competitive benchmarking commissioned by the Compensation Committee.

In 2006 the Compensation Committee (and, in the case of Messrs. Kucera and Shea, the independent Board members) approved the following base salary increases for each Named Executive Officer:

•	Mr. Kucera — 16.7% (10.5% annualized; Mr. Kucera had not received an increase since his appointment as Chairman and Chief Executive Officer in May 2004); reflects market adjustment to approach 50th percentile of the competitive market.

•	Mr. Shea — 25% (18.8% annualized; Mr. Shea had not received an increase since his appointment as President and Chief Operating Officer in August 2004); reflects market adjustment to approach 50th percentile of the competitive market.

•	Mr. Colquitt — 0%; his base salary was between 50th and 75th percentiles of the competitive market.

•	Mr. Penders — 13% promotional increase effective August 1, 2006. His base salary is between 50th and 75th percentiles of the competitive market.

•	Ms. Cummiskey — 10.4%; in recognition of expanded responsibilities during fiscal years 2005 and 2006. Her base salary is at the 75th percentile of the competitive market.

•	Mr. Walker — Mr. Walker was hired during 2006. His base salary was set between the 50th and 75th percentiles of the competitive market.

•	Mr. Bambach — 4% merit increase; Mr. Bambach is at the 75th percentile of the competitive market.

Annual Incentive Plan.  The Company’s AIP is formula-based and designed to reward executive officers based on the following:

•	A financial factor based on attainment of targeted levels of the Company’s net income, Financial Communications (“FC”) Earnings Before Interest and Taxes (“EBIT”) and Marketing and Business Communications (“MBC”) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). The three components are weighted such that corporate Named Executive Officers’ awards reflect the performance of each business unit in proportion to the size and impact of each business unit on total Company performance, and awards for the Named Executive Officers responsible for a business unit reflect the performance of that business unit (50% weighting).

•	Attainment of strategic initiatives linked to the strategic and operating plans for each of the business units. The strategic initiatives are weighted such that corporate Named Executive Officers’ awards reflect the performance of each unit in proportion to the size and impact of each business unit on total Company performance (50% weighting).

The financial factor is based on net income, EBIT for FC and EBITDA for MBC for several reasons. They are stable measures of the Company’s operating cash flow, are key measures in the Company’s planning and budgeting processes, are measures that are regularly monitored in the Company’s management reporting, and are easily calculated for both the total Company and for each of its business units. Threshold, target, and maximum levels of respective net income, EBIT and EBITDA for use in the AIP calculations were approved by the Compensation Committee during the first quarter of 2006 based on the Company’s 2006 budget and on historical Company and peer performance.

Strategic initiatives are quantifiable measures of operating performance that are aligned with the Company’s operating and strategic plans and are critical to the Company’s success. For FC, the 2006 strategic initiatives are related to efficiencies of the composing platform and the customer service organization. In 2006, MBC’s strategic initiatives are related to the integration of Bowne Enterprise Solutions and Vestcom. The selected strategic initiatives are approved for each business unit by the Compensation Committee based on the strategic and operating plans for the business unit and on recommendation of the Chief Executive Officer. Strategic initiatives for the Chief Executive Officer and President are reviewed and approved by the Compensation Committee.

The financial factors and strategic initiatives for a fiscal year are approved by the Compensation Committee in February of that fiscal year, and are based on the Company’s strategic and operating plans approved by the Board of Directors in December of the prior year. The Compensation Committee reviews and approves (and, in the case of Messrs. Kucera and Shea, the independent Board members) the target AIP awards for executive officers, including all Named Executive Officers, in December of the prior fiscal year.

The Compensation Committee then confirms the fiscal year results against the financial and strategic targets previously established and approves payments of the AIP awards during the first quarter of the following year, after completion of the Company’s audited financial statements and assessment of strategic initiatives.

Each Named Executive Officer has a threshold, target, and maximum AIP award as approved by the Compensation Committee (and, in the case of Messrs. Kucera and Shea, the independent Board members) in December of the prior fiscal year, which is reported in the “Non-equity incentive plan compensation” column of the Grants of Plan Based Awards table.

For 2006 performance the Compensation Committee approved the following AIP awards for each Named Executive Officer, which were paid in March 2007:

•	The financial factor for corporate Named Executive Officers was 58.5% of the target, which was the weighted average of the Company’s net income and business unit goals. The financial factor for FC was 67% of the EBIT target. MBC did not attain the threshold financial target. Therefore, there was no funding of the financial portion of the AIP awards related to MBC for corporate or business unit Named Executive Officers. The strategic initiatives factors were 56.9% for corporate, 54% for FC and 61% for MBC. Based on these results, the annual incentive awards for the Named Executive Officers, as reported in the “Non-equity incentive plan compensation” column of the Summary Compensation Table, are as follows: Mr. Kucera $722,700, which represents 114.7% of his target annual incentive; Mr. Shea $573,500, which represents 114.7% of his target annual incentive; Mr. Penders $317,700, which represents 121% of his target annual incentive; Mr. Walker $70,700, which represents 114.7% of his target annual incentive pro-rated from his date of hire; Ms. Cummiskey $203,100, which represents 114.7% of her target annual incentive; and Mr. Bambach $122,300, which represents 114.7% of his target annual incentive.

These incentive formulas directly link each Named Executive Officer’s incentive payment to the financial performance of the Company and/or the business unit for which the Named Executive Officer has principal responsibility, and to strategic initiatives that are critical to the Company’s overall success. Also, these awards are intended to be fully deductible expenses on the Company’s tax returns.

Long-Term Equity Incentive Plan.  The Compensation Committee, Board and shareholders approved a new LTEIP during 2006. The LTEIP rewards progress against the Company’s current strategic plan. Further, since the awards are denominated in RSUs and settled in shares of Bowne stock, the plan rewards the creation of shareholder value and assists in the accumulation of significant equity stakes for participating executives.

Under the LTEIP, executives, including the Chief Executive Officer and all other Named Executive Officers, were granted a targeted number of RSUs during 2006. The aggregate number of RSUs granted in 2006 to all executives was approximately 532,500 shares. The RSUs are convertible into shares of Bowne stock at the end of a three-year performance period (covering the years 2006 — 2008), based on the Company’s average Return on Invested Capital (ROIC) during the performance period. The actual number of shares which are awardable in the first quarter of 2009 will range between 0 (for average ROIC performance that is less than the pre-determined threshold level) and two times the target RSUs (for average ROIC performance that exceeds a pre-determined maximum level).

If the Company’s average ROIC during the first two years of the performance period (2006 — 2007) exceeds the pre-determined maximum level, then the awards would be accelerated and settled in the first quarter of 2008. The Company chose ROIC as the principal metric for the LTEIP because it comprises both growth in profitability and capital efficiency and is a primary driver of shareholder value.

The Chief Executive Officer and each of the Named Executive Officers other than Mr. Colquitt received a grant of RSUs under the LTEIP during 2006. These awards were based on a median level of competitive long-term incentive grants. Because the grants represent a three-year period, and no subsequent grants (except to new hires or in connection with promotions) will be made until the end of the performance period (at the end of 2008, or at the end of 2007 if the average ROIC exceeds the pre-determined maximum in 2006 — 2007) the grants were made based on three times the median level of competitive long-term incentive grants.

The Compensation Committee (and, in the case of Messrs. Kucera and Shea, the independent Board members) approved all awards to the Chief Executive Officer and other Named Executive Officers and approved the threshold, target, and maximum levels of ROIC based on the Company’s strategic plan, and historical and peer analysis. The number of shares to be issued at the threshold, target, and maximum levels of average ROIC for the Chief Executive Officer and each Named Executive Officer are reported in the “Estimated future payouts under equity incentive plans” columns of the Grants of Plan-Based Awards table. Awards under the LTEIP are included in the Outstanding Equity Awards at Fiscal Year End table and are intended to be fully tax-deductible by the Company.

Mr. Kucera’s LTEIP award was settled with 40,000 shares of Bowne stock, approximately one third of his original three year grant, in March 2007. The LTEIP award was vested and payable due to Mr. Kucera’s retirement on December 31, 2006. No further awards under the LTEIP will be made to Mr. Kucera. The remaining RSUs were returned to the available pool of shares authorized under the 1999 Incentive Compensation Plan.

Restricted Stock and Stock Option Grants.  The Company also made grants of both qualified and non-qualified stock options during 2006. Stock options provide an incentive to create shareholder value and reward executives’ sustained service and performance. They also assist in the accumulation of significant equity stakes for participating executives.

The Compensation Committee (and, in the case of Mr. Shea, the independent Board members) approved all stock option grants, the number of which is disclosed in the “All other option awards: number of securities underlying options” column, and the exercise prices of which are disclosed in the “Exercise or base price of option awards” column of the Grants of Plan-Based Awards table. All grants, other than for the President and Chief Operating Officer, were made based on recommendations made by the President and Chief Operating Officer and were at the median of pre-established grant guidelines for each Named Executive Officer that represent the competitive market for their positions and responsibilities. Options become exercisable at the rate of 25% of the underlying shares on each of the first through fourth anniversaries of the grant date.

All stock option grants are made with exercise prices that are equal to the Fair Market Value (“FMV”) (as defined on page 34) of Bowne stock on the date of grant. The grant dates of the grants correspond to pre-determined meetings of the Compensation Committee and Board, respectively, during which the awards are approved. Compensation realized from the exercise of non-qualified stock options is intended to be fully tax-deductible by the Company.

The Company also periodically grants shares of restricted stock to selected executives. Restricted shares are intended to reward continued service with the Company, attainment of superior performance, and/or as part of hiring packages. They also assist in the accumulation of significant equity positions for participating executives. Restrictions on restricted shares typically lapse with respect to one-third of the underlying shares on each of the first through third anniversaries of the grant date. Mr. Shea received a grant of restricted shares as recommended by the Compensation Committee and approved by the independent members of the Board in the fourth quarter of 2006 in recognition of his promotion to the position of Chief Executive Officer effective January 1, 2007. His grant is reported in the “All other stock awards: number of shares of stock or units” column of the Grants of Plan-Based Awards table, as well as in the Outstanding Equity Awards at Fiscal Year End table.

Stock Ownership Guidelines.  The Company has established stock ownership guidelines for senior executives (including the Chief Executive Officer and all other Named Executive Officers) as recommended by the Compensation Committee and approved by the Board effective January 1, 2004. The objective of the guidelines is to complement the Company’s various equity incentive plans in creating a linkage between shareholders and senior executives through the accumulation of a significant equity stake in the Company. The guidelines are enumerated as a specified number of shares for the Chief Executive Officer (250,000 shares) and other Named Executive Officers (46,000 shares). Shares credited toward meeting the ownership guidelines include all shares owned outright, DSUs granted under prior incentive plans, restricted shares and shares held in the benefit plans on behalf of the executives. Stock options and RSUs are not credited toward the guidelines. Periodically, the Compensation Committee reviews each executive and member of the Board’s progress toward attainment of the guidelines.

Benefits and Executive Perquisites.  It is the Company’s policy to provide limited executive perquisites and special benefits, most of which are business-related. The Chief Executive Officer and the Named Executive Officers participate in the Company’s tax-qualified 401(k) Saving Plan, on the same basis as all other U.S.-based full-time employees. The Chief Executive Officer and most of the other Named Executive Officers participate in the Company’s Pension Plan on the same basis as all other U.S. based full-time employees. The Chief Executive Officer and other Named Executive Officers also participate in a Supplemental Executive Retirement Plan which is intended to provide benefits that cannot be provided under the tax-qualified plans due to limits on compensation under the Internal Revenue Code, and to provide competitive retirement benefits to executives who joined the Company at mid-career. The various pension plans are discussed in more detail, and benefits for the Chief Executive Officer and each Named Executive Officer are included in the Pension Benefits table.

The Chief Executive Officer and other Named Executive Officers also receive an auto allowance or the use of a company provided car, which benefit is also provided to a wider group of executives in the Company. In addition, the Company provides business-related perquisites in the form of an annual executive health examination and payment of membership fees in a country club to some of the Named Executive Officers which is used for both personal and business functions.

All amounts related to perquisites for Named Executive Officers are disclosed in the “All other compensation” column of the Summary Compensation table, along with details on their valuations.

Termination Protection Agreements.  The Company has Termination Protection Agreements (“TPAs”) with the Chief Executive Officer and other Named Executive Officers (as well as a wider group of executives and key employees). The TPAs are designed to:

•	Promote senior management stability during a time of pending changes in Company ownership;

•	Limit benefit coverage to key executives whose continued employment might be vulnerable following a change in control; and

•	Reflect competitive practices in the industry.

A more detailed description of the benefits payable under the TPAs, as well as estimated payments that would be paid to the Chief Executive Officer and other Named Executive Officers if a change-in-control related termination had occurred on the last business day of 2006, are included following the other tabular disclosures below.

The Company does not have any specified termination plans or policies related to terminations not in connection with a change in control, nor does it have employment agreements in place for the Chief Executive Officer or any of its other Named Executive Officers.

In connection with Mr. Colquitt’s termination from the Company in May 2006, the Company and Mr. Colquitt entered into a separation and release agreement. Under the agreement, Mr. Colquitt received or will receive $600,000 in separation payments in installments until March 15, 2007 and medical, dental and vision COBRA coverage through May 1, 2007 at the same employee contribution rate as charged to an active employee, outplacement benefits and the value of a company car whose ownership was transferred to Mr. Colquitt.

Impact of Regulatory Requirements

In making executive compensation decisions, the Compensation Committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the Compensation Committee’s decisions in the following ways:

•	Internal Revenue Code Section 162(m): The Compensation Committee endeavors to maximize the amount of compensation that is deductible as an expense. To help accomplish this, base salaries are generally limited to approximately one third of the total compensation package and none of the Chief Executive Officer or other Named Executive Officers is paid a salary that exceeds the allowable deductible maximum of $1,000,000. AIP awards for the Chief Executive Officer and other Named Executive Officers are provided under a shareholder-approved plan that is intended to meet the requirements for deductibility. LTEIP awards and stock options are also provided under a shareholder-approved plan that is intended to meet the requirements for deductibility. Restricted stock on which restrictions lapse based on continued employment (which do not generally meet the requirements for the performance-based pay exclusion) are limited in nature and issued only for specific incentive purposes rather than as a part of the recurring total compensation package. Perquisites and special benefits are generally limited in use and value. All compensation paid to each Named Executive Officer in 2006 was deductible.

•	Internal Revenue Code Section 409A: All programs have been reviewed by tax counsel to verify that either they are not considered deferred compensation under the 409A definitions, or they comply with the deferred compensation rules in 409A. As a result, the Company does not anticipate employees to be subject to any tax penalties under 409A.

•	FAS 123(R): The Company adopted FAS 123(R) beginning in fiscal year 2006. In the re-design of the LTEIP and in determining option and restricted stock awards, the Compensation Committee considers the potential expense of those programs under FAS 123(R) and the impact on Earnings per Share. The Compensation Committee concluded that the associated expense was appropriate, given competitive compensation practices in the industry, the Company’s performance, and the motivational and retention effect of the awards.

Conclusions

The Company and its Compensation Committee regularly consider ways to improve the ability of its total compensation program to meet the objectives established for it. The Company believes that its executive compensation programs are reasonable, appropriate, and in the best interests of shareholders. Key reasons for this conclusion include the following:

•	Competitive benchmarking indicates that our executive compensation levels (both base salaries and total compensation) are administered consistent with the Company’s total compensation philosophy.

•	Total Compensation is highly dependent on Company and business unit performance, through a compensation mix that emphasizes performance-based pay, low levels of perquisites and special benefits other than those that are business-related, formula-based annual incentive awards, performance-based restricted stock units, stock options, and share ownership guidelines.

•	The economic interests of the executive officers are aligned with those of shareholders through the opportunity for an accumulation of a significant equity stake, facilitated by LTEIP awards and stock options.

•	The Company’s executive retention objectives are achieved at reasonable cost through the TPAs, the Supplemental Executive Retirement Plan, and competitive vesting schedules for stock option and restricted stock awards.

•	The cost and dilution of equity award programs are reasonable in light of the Company’s size, industry, and performance.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the executive officers of the Company whose name appear in the table (“Named Executive Officers”) for the fiscal year ended December 31, 2006. The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting the total compensation for each of the Named Executive Officers, the Compensation Committee reviews total compensation which includes the executive’s current cash compensation (base salary and annual incentive awards) and equity-based compensation.

Amounts listed under column (e), “Non-Equity Incentive Plan Compensation” were determined by the Compensation Committee at its March 8, 2007 meeting in accordance with previously approved financial and strategic goals established in February 2006. The awards were paid on March 14, 2007.

Based on the FMV of equity awards granted to Named Executive Officers in 2006 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 30% of the total compensation of the Named Executive Officers. Because the table below reflects less than the full fiscal year salary for individuals who were not employed by the Company for the full fiscal year and because the value of certain equity awards included below is based on the amounts recognized in 2006 under FAS 123(R) rather than the fair value of shares granted in 2006, this percentage may not be able to be derived using the amounts reflected in the table below.

Mr. Colquitt terminated employment with the Company in May 2006 and the amounts listed in column (g) below include amounts paid in 2006 pursuant to the severance agreement between the Company and Mr. Colquitt.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	a	b(1)	c(2)	d(2)	e(3)	f(4)	g(5)	h
Philip E. Kucera Chairman and Chief Executive Officer	$525,000	$0	$1,341,374	$96,682	$722,700	$947,287	$51,465	$3,684,508
David J. Shea President and Chief Operating Officer	$500,000	$0	$350,140	$344,038	$573,500	$454,985	$76,685	$2,299,349
John J. Walker (9/18/06 — 12/31/06) Senior Vice President and Chief Financial Officer	$93,750	$0	$57,217	$20,559	$70,700	$0	$3,730	$245,956
Richard Bambach, Jr. (5/1/06 — 9/18/06) Interim Chief Financial Officer	$213,200	$50,000	$35,764	$36,457	$122,300	$4,405	$25,735	$487,861
C. Cody Colquitt (1/1/06 — 5/1/06) Senior Vice President and Chief Financial Officer	$107,885	$0	$58,432	$0	$0	$42,756	$513,988	$723,060
William P. Penders Chief Operating Officer, Financial Print	$326,769	$0	$147,694	$50,680	$317,700	$338,501	$80,376	$1,261,720
Susan W. Cummiskey Senior Vice President, Human Resources	$295,000	$0	$131,891	$86,509	$203,100	$197,810	$38,332	$952,642

Notes:

1)	The Named Executive Officers were not entitled to receive “Bonus” payments, except for Mr. Bambach who received a special bonus of $50,000 for services performed as Interim Chief Financial Officer.

2)	The amounts in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) for awards pursuant to the 1999 Incentive Compensation Plan and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnotes (1) and (17) to the Company’s audited financial statements for the fiscal year ended December 31, 2006 which is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

3)	The amounts in column (e) reflect the cash awards to the Named Executive Officers paid under the AIP described on page 26 under the section Annual Incentive Plan.

4)	The amounts in column (f) reflect the actuarial increase in the present value of the Named Executive Officer’s accumulated benefit under all the pension plans established by the Company, determined using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and including amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested.

5)	The amount shown in column (g) reflects for each Named Executive Officer the below described payments:

(i) An auto allowance paid monthly to two of the Named Executive Officers. In 2006, Mr. Kucera and Mr. Penders each received $12,000.

(ii) The cost of the automobiles owned by the company that are attributable to the personal use of Named Executive Officers. The cost for Mr. Shea’s car was $40,694, the cost for Mr. Penders’ car was $30,794, and the cost for Ms. Cummiskey’s car was $21,677. Mr. Penders purchased a car in December 2006. Previously, he received a monthly car allowance. The amounts shown for Mr. Shea and Ms. Cummiskey’s cars are the full cost of the cars and have not been reduced by the amounts Mr. Shea and Ms. Cummiskey paid personally.

(iii) Any employee who waives medical coverage under the Company’s medical plan receives a $500 payment in lieu of the coverage. The payment may be received in cash or is contributed to the employee’s flexible spending account. Ms. Cummiskey is the only Named Executive Officer who received this payment in 2006.

(iv) Mr. Bambach was given a Company paid one week vacation in recognition of his significant contributions for services rendered as interim Chief Financial Officer during 2006. The value of the partial payment for the trip and the grossed up taxes on this payment are shown in this column.

(v) Mr. Penders received a loan from the Company in May 2001 for the membership fees for joining a country club. The amount shown in this column is the amount of the loan forgiven for 2006 and the taxes grossed up on such payment.

(vi) Matching contributions allocated to each of the Named Executive Officers pursuant to the Company’s 401(k) Savings Plan and the excess benefit under the Deferred Award Plan are described in the section titled “2006 Non-Qualified Deferred Compensation” on page 39. For 2006, the Named Executive Officers received an ERISA excess benefit in the following amounts:  Mr. Kucera, $28,290; Mr. Shea, $19,963; Mr. Colquitt, $14,632; and Mr. Penders, $12,562.

(vii) The cost of annual executive health examinations provided to the key senior executives of the Company on a voluntary basis. Messrs. Kucera, Penders and Colquitt participated in the executive health exam program in 2006.

(viii) The cost to the Company of club membership provided to Messrs. Shea and Penders. The annual cost of Mr. Shea’s club in 2006 was $5,382 and the annual cost for Mr. Penders’ club was $7,633 in 2006. Both of the clubs are used for business and personal purposes.

(ix) The payments under the separation agreement for Mr. Colquitt. The cost of severance payments was $443,654, the cost of his outplacement was $25,000 and the value of an automobile whose ownership was transferred to Mr. Colquitt was $13,918.

2006 Grants of Plan-Based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
									All Other	All Other
									Stock	Options		Closing
									Awards:	Awards:		Market	Grant Date
									Number of	Number of	Exercise or	Price for	Fair Value
									Shares of	Securities	Base Price	Grant date	of Stock
		Approval							Stock or	Underlying	of Option	of Option	and Option
	Grant Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Option	Awards	Awards	Awards
Name	a	b(1)	c(2)	d(2)	e(2)	f(3)	g(3)	h(3)	i	j(5)	k(5)	l(6)	m(7)
Philip E. Kucera	February 9, 2006		$315,000	$630,000	$1,260,000

	July 12, 2006	May 25, 2006				50,000	100,000	200,000					$1,376,500

David J. Shea	February 9, 2006		$250,000	$500,000	$1,000,000

	July 12, 2006	May 25, 2006				50,000	100,000	200,000					$1,376,500

	December 14, 2006								20,000(4)				$313,500

	December 14, 2006									110,000	$15.675		$579,700

John J. Walker	September 18, 2006		$30,465	$61,600	$123,200

	September 18, 2006	August 2, 2006				17,500	35,000	70,000					$508,900

	September 18, 2006	August 2, 2006								25,000	$14.540		$123,500

	December 14, 2006									30,000	$15.675		$158,100

Richard Bambach Jr.	February 9, 2006		$53,300	$106,600	$213,200

	July 12, 2006	May 25, 2006				7,500	15,000	20,000					$206,475

C. Cody Colquitt			$0	$0	$0	0	0	0

William P. Penders	February 9, 2006		$131,250	$262,500	$525,000

	February 13, 2006									20,000	$14.96	$15.02	$105,400

	July 12, 2006	May 25, 2006				15,000	30,000	60,000					$412,950

	August 1, 2006					10,000	20,000	40,000					$271,400

	December 14, 2006									50,000	$15.675		$263,500

Susan W. Cummiskey	February 9, 2006		$88,500	$177,000	$354,001

	July 12, 2006	May 25, 2006				15,000	30,000	60,000					$412,950

	December 14, 2006									25,000	$15.675		$131,750

Notes:

1)	Dates are listed in this column if the date the awards were approved are different from the grant dates. The grant date for Mr. Walker’s stock option grant is the date his active employment commenced and the approval date is the date the Board appointed him.

2)	The amounts shown in these columns reflect the threshold, target, and maximum payments under the Company’s AIP, as described on page 26. The threshold is 50% of the target in column d and the maximum is 200% of the target in column d.

3)	These columns reflect the RSUs granted under the LTEIP, as described on page 27. The threshold is 50% of the target in column g and the maximum is 200% of the target in column g.

4)	20,000 shares of restricted stock were granted to Mr. Shea pursuant to the Company’s 1999 Incentive Compensation Plan. These shares will vest by one-third on each of the first three anniversaries of the grant date.

5)	These amounts reflect grants of stock options under the Company’s 1999 Incentive Compensation Plan. The Compensation Committee normally makes option grants at the end of the fiscal year, when it evaluates the accomplishments of eligible employees. Each option permits the grantee to purchase shares of common stock at their fair market value on the date of the grant. The fair market value is defined as the mean of the highest and the lowest trading prices reported on the Exchange on that date.

The Compensation Committee determines the number of shares each grantee may purchase by applying guidelines established in earlier years.

The vesting schedule and other terms of these options as established by the Compensation Committee are as follows: 25% of the grant will vest on each of the first four anniversaries of the grant date. Each option will expire on the seventh anniversary of the grant date or earlier under certain circumstances as outlined in the stock option agreement.

6)	The closing market price is shown here if it is higher than the exercise price on the grant date. It is different for all options granted because the exercise prices are equal to the FMV as defined above in footnote 5.

7)	These amounts represent the grant-date fair value of the entire awards. Assumptions used in the calculation of these amounts are included in footnotes (1) and (17) of the Company’s audited financial statements for the fiscal year ended December 31, 2006, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

2006 Outstanding equity awards at fiscal year end
	Option Awards(1)					Stock Awards
								Equity Incentive	Equity Incentive
			Equity Incentive					Plan Awards:	Plan Awards:
			Plan Awards:					Number of	Market or
	Number of	Number of	Number of			Number of	Market	Unearned	Payout of
	Securities	Securities	Securities			Shares or	Value of	Shares,	Unearned
	Underlying	Underlying	Underlying			Units of Stock	Shares or	Units or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		that Have Not	Units of Stock	Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Option Expiration	Vested	That Have	That Have	That Have
	Exercisable	Unexerciseable	Options	Price	Date	(6)	Not Vested(6)	Not Vested(7)	Not Vested(7)
Name	a	b	Unexercisable	d	e	f	g	i	j
Philip E. Kucera	30,000		0	$14.12500	December 15, 2008 (2)	0	$0	100,000	$1,594,000

	8,800		0	$12.21875	December 15, 2009 (2)

	35,000		0	$12.91000	December 10, 2008 (4)

	23,000		0	$10.58000	December 18, 2009 (4)

	23,000		0	$13.85500	December 30, 2010 (4)

	37,500	37,500	0	$15.35500	December 15, 2011 (5)

David J. Shea	18,000		0	$22.50000	June 24, 2008(2)	23,334	$371,944	100,000	$1,594,000

	3,000		0	$14.12500	December 15, 2008 (2)

	12,000		0	$12.21875	December 15, 2009 (2)

	38,100		0	$8.84375	December 12, 2010 (3)

	35,000		0	$12.91000	December 10, 2008 (4)

	23,000		0	$10.58000	December 18, 2009 (4)

	26,000		0	$13.85500	December 30, 2010 (4)

	37,500	37,500	0	$15.35500	December 15, 2011 (5)

	25,000	75,000	0	$14.67500	December 14, 2012 (5)

		110,000	0	$15.67500	December 13, 2013 (5)

John J. Walker	0	25,000	0	$14.54000	September 17, 2013 (5)	0	$0	35,000	$557,900

		35,000	0	$15.67500	December 13, 2013 (5)

Richard Bambach, Jr.	10,000		0	$12.03500	August 21, 2008(4)	0	$0	15,000	$239,100

	5,000		0	$12.91000	December 10, 2008(4)

	10,000		0	$10.58000	December 18, 2009(4)

	10,000		0	$13.85500	December 30, 2010(4)

	5,000	5,000	0	$15.35500	December 15, 2011(5)

	2,500	7,500	0	$14.67500	December 14, 2012(5)

C. Cody Colquitt	0	0	0	0		0	$0	0	0

William P. Penders	4,000		0	$18.53125	November 19, 2007 (2)	4,667	$74,392	50,000	$797,000

		20,000	0	$14.96000	February 12, 2013 (5)

		50,000	0	$15.67500	December 13, 2013 (5)

Susan W. Cummiskey	16,000		0	$18.53125	November 19, 2007 (2)	3,334	$53,144	30,000	$478,200

	25,000		0	$14.12500	December 15, 2008 (2)

	25,000		0	$12.21875	December 15, 2009 (2)

	43,800		0	$8.84375	December 12, 2010 (3)

	35,000		0	$12.91000	December 10, 2008 (4)

	23,000		0	$10.58000	December 18, 2009 (4)

	23,000		0	$13.85500	December 30, 2010 (4)

	11,500	11,500	0	$15.35500	December 15, 2011 (5)

	5,750	17,250	0	$14.67500	December 14, 2012 (5)

		25,000	0	$15.67500	December 13, 2013 (5)

Notes:

1)	This portion of the table lists all options granted to the Named Executive Officers that have unexercised shares.

2)	These options vested at a rate of 25% per year over the first four years of the ten year option term.

3)	These options vested at a rate of 50% per year over the first two years of the ten year option term.

4)	These options vested over a rate of 50% per year over the first two years of the seven year option term.

5)	These options vested over a rate of 25% per year over the first four years of the seven year option term.

6)	This portion of the table lists all outstanding grants of restricted stock under the 1999 Incentive Compensation Plan.

including grants made in and prior to 2006. The market value of shares that have not vested was determined by applying a per-share price equal to the closing price of the stock on the last trading day of 2006, which was $15.94.

7)	This portion of the table lists the amount of RSUs at target under the new LTEIP as described on page 27. The market value of unvested performance-based RSUs was determined by applying the closing price of the stock for the year, $15.94.

2006 Options Exercised and Stock Vested

The following Named Executive Officers exercised stock options or had restrictions lapse on shares of restricted stock during the fiscal year 2006. The value realized upon vesting of restricted stock was calculated using the fair market value on the vesting date.

	Option Awards			Stock Awards
				Number of Shares
	Number of Shares	Value Realized		Acquired on		Value Realized
	Acquired on Exercise	on Exercise		Vesting		on Vesting
Name	a	b		c(3)		d
Philip E. Kucera	60,000	$338,459	(1)	57,767	(4)	$920,061
David J. Shea	0	$0		8,558	(5)	$136,500
John J. Walker	0	$0		0		$0
Richard Bambach, Jr.	0	$0		0		$0
C. Cody Colquitt	126,200	$248,761	(2)	3,880	(6)	$53,311
William P. Penders	20,000	$19,222		2,371	(7)	$36,905
Susan W. Cummiskey	0	$0		3,369	(8)	$52,438

Notes:

1)	Options exercised under a 10b5-1 Trading Plan.

2)	Mr. Colquitt, who terminated employment with the Company in May 2006, exercised options during 2006.

3)	These amounts include shares credited to the Named Executive Officer on outstanding restricted shares under the Company’s dividend reinvestment plan.

4)	For Mr. Kucera, restrictions lapsed on October 27, 2006 with respect to 13,333 shares from his October 27, 2004 grant. Restrictions also lapsed on December 31, 2006 with respect to 13,334 shares from his October 27, 2004 grant following approval of vesting acceleration by the Board of Directors. Restrictions also lapsed on December 31, 2006 with respect to 30,000 shares from his December 15, 2005 grant.

5)	For Mr. Shea, restrictions lapsed on October 27, 2006 with respect to 8,333 shares from his on October 27, 2004 grant.

6)	Mr. Colquitt received in July 2006 a pro-rata portion of his 6,667 shares of Restricted Stock from his December 20, 2004 grant equal to 3,880 shares.

7)	For Mr. Penders, restrictions lapsed on December 15, 2006 with respect to 2,333 shares from his December 15, 2005 grant.

8)	For Ms. Cummiskey, restrictions lapsed on December 15, 2006 with respect to 3,333 shares from her December 15, 2005 grant.

2006 Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the Bowne Pension Plan (“Pension Plan”) and the Supplemental Executive Retirement Plan (“SERP”), determined using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

		Number of Years of	Present Value of	Payments During Last
	Plan Name	Credited Service	Accumulated Benefit	Fiscal Year 2006
Name	a	b	c	d
Philip E. Kucera	Pension Plan	8.083	$172,268	0
	SERP	20.000	$3,115,168	0
David J. Shea	Pension Plan	0.000	$0	0
	SERP	20.000	$1,738,884	0
John J. Walker (1)	Pension Plan	0	$0	0
	SERP	0	$0	0
Richard Bambach Jr.	Pension Plan	5.333	$26,760	0
	SERP	0.000	$0	0
C. Cody Colquitt	Pension Plan	9.583	$68,345	0
	SERP	9.583	$272,800	0
William P. Penders	Pension Plan	20.833	$183,850	0
	SERP	20.000	$1,220,891	0
Susan W. Cummiskey	Pension Plan	9.833	$123,638	0
	SERP	20.000	$1,152,992	0

Notes:

1)	Mr. Walker was not eligible for SERP benefits upon hire but became eligible on January 18, 2007.

The Pension Plan is a qualified defined benefit pension plan and provides for a retirement benefit equal to a percentage of average compensation to be paid upon termination of employment on or after normal retirement. Normal retirement means retirement on or after attainment of age 65. The percentage is equal to 1.25% times pre-2003 credited service plus .75% times post-2002 credited service. For Mr. Penders, the percentage is equal to 1.25% times credited service. Average compensation is defined as the average of the five highest consecutive years of compensation in the last ten years of employment with the Company. Compensation includes base salary, annual cash incentive compensation and commissions but excludes all forms of special pay. The Pension Plan provides for early retirement after attainment of age 55 and completion of 5 years of credited service (or 30 years of service if the executive was hired prior to November 1, 1989.) Payments that commence prior to age 65 are actuarially reduced to reflect early commencement. An executive whose employment is terminated prior to age 65 because of total and permanent disability may receive an actuarially reduced pension. If an executive terminates employment prior to age 65 and before completing five years of service, no benefit is payable from the Pension Plan. The Pension Plan also provides a death benefit to the beneficiary of an executive who dies after completing at least five years of service and prior to the commencement of payments under the Pension Plan. The death benefit is equal to 50% of the benefit the executive was entitled to receive at his date of death assuming the executive elected the 50% joint and survivor annuity option. The death benefit is payable in a lump sum if the beneficiary is not the executive’s spouse. Participants and spouse beneficiaries can elect optional forms of payment, including a lump sum, on an actuarially equivalent basis.

The SERP is an unfunded nonqualified defined benefit pension plan which was adopted in 1999. The objectives of the SERP are to provide pension credit for compensation that exceeds the limitations imposed by the Internal Revenue Code and to serve as a recruitment tool for mid-career hire executives in lieu of providing significant sign-on bonuses and/or equity grants.

The SERP provides for a target benefit equal to 2.5% of average compensation times years of credited service (not greater than 20 years) to be paid upon retirement at normal retirement. Normal retirement means retirement after attainment of age 62 and completion of 5 years of service or completion of 30 years of credited service, regardless of age. Years of credited service may include up to 15 years of employment with a prior employer if approved by the Chief Executive Officer of the Company. In 2004, the SERP was amended to provide that, for executives that became participants after 2003, the actual number of years of prior employer service credited may not exceed the actual number of years the participant worked at the Company. Prior employer service is disregarded if an executive terminates employment prior to attainment of age 50. The Named Executive Officers that have been granted prior employer service are Mr. Kucera (15 years), Mr. Shea (15 years) and Ms. Cummiskey (15 years). Average compensation is defined as the average of the 5 highest years of compensation in the last 10 years of employment with the Company. Compensation includes base salary plus annual cash incentive compensation determined on an accrual basis.

The actual SERP benefit is the excess of the target benefit over the sum of the Pension Plan benefit and the actuarial equivalent of the ratable portion of the prior employer’s benefit for those executives who were granted prior employer service. The ratable portion is determined based on the ratio of the additional years of credited service needed to complete 20 years to the number of years of prior employer service granted. The SERP provides a reduced early pension benefit upon retirement after attainment of age 55 and the completion of 5 years of service. The target benefit, net of any prior employer benefits, is reduced 5% for each year retirement is earlier than age 62 and then is further reduced by the Pension Plan benefit. An executive who terminates employment after completing five years of credited service, but before attainment of age 55 is eligible for a reduced early retirement benefit commencing at age 55, however, any prior employer service is disregarded unless the Company terminates the executive without cause after attainment of age 50. The SERP also provides a pension benefit, commencing at normal retirement, in the event an executive, who has completed at least five years of credited service, becomes totally and permanently disabled, as defined in the qualified Pension Plan. The SERP pension benefit for a disabled executive is determined as of normal retirement based on his average final compensation as of his date of disability with continued credited service granted to normal retirement. The SERP also provides a survivor benefit payable to the beneficiary of an executive who dies in active service or while permanently disabled. The benefit payable to the beneficiary is equal to 50% of the executive’s average final compensation as of his date of death reduced by the survivor benefit payable from the qualified Pension Plan and this amount is payable in ten annual installments. The SERP contains a non-competition provision which requires the repayment of any benefits paid under the SERP as well as the forfeiture of any future payments to which the participant is entitled under the SERP if the participant enters into competition with the Company following termination of employment or retirement. For purposes of this provision, entering into competition includes becoming an employee or independent contractor of a competing business, the disclosure of confidential information, investment in a competing business, providing consulting assistance to a competing business, or serving as an officer or director of a competing business.

The SERP contains a change in control provision which provides that if an executive experiences a termination of employment within two years and six months after a change in control, the SERP will make a lump sum distribution of the accumulated supplemental pension benefit calculated assuming benefits commence at age 55. The change in control benefit includes any prior employer service previously approved by the Chief Executive Officer of the Company.

2006 Non-qualified Deferred Compensation

The table below contains information about the DSUs credited under the Company’s Long-term Performance Plan and Deferred Award Plan for each of the Named Executive Officers.

DSUs in this table represent the right to receive the same number of shares of common stock when the executive retires or terminates employment. A holder of these units may not vote them, but the Company credits him or her with the equivalent of any cash dividends paid on the common stock and converts that amount into additional units. These DSUs are comparable with those awarded under some circumstances to the Company’s non-employee directors, as described on page 12 under the heading “Compensation of directors.” The Compensation Committee awarded the DSUs shown in this table under two plans described below.

•	Long-Term Performance Plan. This plan was terminated December 31, 2006 and was replaced with the LTEIP described on page 27. Prior to December 31, 2006, each Named Executive Officer participating in the plan was permitted to elect to receive his or her individual award under the plan either in cash or in DSUs, but he or she must take DSUs for any additional award reflecting achievement in excess of the goals. The number of units in each award is 120% of the amount of the cash benefit subject to the deferral. Beginning in 2006, the LTEIP replaces the Long-Term Performance Plan and Deferred Award Plan.

•	Deferred Award Plan. This plan governs the deferral of other components of executive compensation, again in the form of DSUs. First, under the Company’s AIP, any amount earned in excess of the target incentive award must be paid in the form of DSUs. Second, if the Internal Revenue Code forbids the Company to take a tax deduction for a particular cash bonus payment, deferral of that payment is mandatory. In both cases, the plan provides that the executive will receive DSUs equivalent in value to 120% of the portion of his or her incentive award which is subject to deferral. Third, if a contribution the Company makes under the 401(k) Savings Plan for the benefit of a particular executive would exceed the limit imposed by the Employee Retirement Income Security Act (“ERISA”), then the Company makes only the allowable contribution to the executive’s account and converts the balance into DSUs. In the latter case the Company’s Excess ERISA Plan provides for income taxes on the disallowed portion by awarding DSUs equivalent to 140% of the amount by which the contribution would have exceeded the allowable limit.

In a case of financial hardship, the Compensation Committee has discretion to make an early distribution from an executive’s account. The distribution in an appropriate case will be the minimum number of shares of the common stock sufficient to cover the hardship. The Compensation Committee also has discretion to revoke any award made under these incentive plans if an executive competes against the Company or discloses confidential information.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	a(1)	b(2)	c(3)	d(4)	e(5)
Philip E. Kucera	$0	$28,290	$6,050	$0	$449,907
David J. Shea	$0	$19,963	$12,294	$0	$904,260
John J. Walker	$0	$0	$0	$0	$0
Richard Bambach, Jr.	$0	$4,200	$679	$0	$50,753
C. Cody Colquitt	$0	$14,632	$3,447	$258,825	$111,277
William P. Penders	$0	$12,562	$1,586	$0	$119,311
Susan W. Cummiskey	$0	$9,844	$5,427	$0	$399,425

Notes:

1)	This column was intentionally left blank.

2)	This amount reflects the ERISA excess benefit which was also reported in the All Other Compensation column of the Summary Compensation Table on page 32.

3)	This amount reflects the dividends credited to the DSUs.

4)	This column reflects withdrawals and distributions to employees who have left the Company.

5)	This amount reflects the full number of DSUs credited to each Named Executive Officer. The market value of shares that have not vested was determined by applying a per-share price equal to the closing price of the stock on the last trading day of 2006, which was $15.94.

Termination Protection Agreements

The Company’s continuing Named Executive Officers are entitled to certain payments 1) upon a change in control of the Company and 2) upon termination following a change in control of the Company. These payments are provided for under the TPAs, and as specified in the Company’s 1999 Incentive Compensation Plan and accompanying award agreements.

The TPAs provide certain severance and other benefits if a covered executive’s employment is terminated by the Company at any time within two years and six months following a change in control event without cause, or by the executive for “good reason.”

A change in control is generally defined in the TPA and in the 1999 Incentive Compensation Plan as any of the following:

•	a change in the composition of the Board of Directors such that the Board prior to such change in composition would no longer constitute at least a majority of the Board following the change in composition;

•	a determination of the Board of Directors in conjunction with the acquisition by any person of 10% or more of the voting power of the Company’s outstanding securities;

•	any person becoming a beneficial owner of 33% or more of the voting power of the Company’s outstanding securities; or

•	approval by the stockholders of the Company of the sale, liquidation, or merger of the Company.

Good reason is generally defined as a diminution in the executives titles, duties, responsibilities, status or reporting relationship, the removal from or failure to re-elect to any positions held prior to the change in control, a reduction in base salary or target annual incentive award, a material reduction in employee or fringe benefits, or a change in place of employment to a location outside the New York metropolitan area.

Benefits provided under the TPAs include the following:

•	Two times the sum of the executive’s base salary and target annual incentive award;

•	A pro rata target incentive award based on the portion of the plan year worked prior to the termination date;

•	An additional one year of service and age under any of the Company’s pension plans;

•	Continuation of welfare (medical, dental, life insurance, disability insurance, and accidental death and dismemberment insurance) benefits for a period of up to two years (less if the executive commences full-time employment within the two year period); and

•	An additional amount to cover the payment by the executive of any excise taxes as well as any income and employment taxes on the additional amount.

The TPAs also provide for the immediate lapsing of exercise restrictions on outstanding stock options and of restrictions on sale of restricted stock or Restricted Stock Units as of the date of a change in control.

In addition, the Company’s 1999 Incentive Compensation Plan and relevant award agreements provide for:

•	Immediate lapsing of exercise restrictions on outstanding stock options upon a change in control;

•	Immediate lapsing of restrictions on sale of restricted shares; and

•	A determination that, for any awards subject to performance conditions, the performance conditions will be deemed to be met.

Potential Payments Upon Termination After Change in Control

The following table shows the potential payments or other benefits upon termination after change in control for the Company’s Named Executive Officers as of December 31, 2006:

		David J.	William P.	John J.	Susan W.
	Totals	Shea	Penders	Walker	Cummiskey
Contingent Payments
Severance (base and bonus)	$5,241,500	$2,000,000	$1,225,000	$1,072,500	$944,000
Continuation of Health & Welfare Benefits	$73,996	$18,499	$18,499	$18,499	$18,499
Total Contingent Payments	$5,315,496	$2,018,499	$1,243,499	$1,090,999	$962,499
Cash Out Value of Unvested Awards
Stock Options	$253,359	$145,961	$27,948	$44,276	$35,174
Restricted Stock	$386,145	$371,944	$4,600	$0	$4,601
2006 Restricted Stock Unit Grant (Target)	$3,427,100	$1,594,000	$797,000	$557,900	$478,200
Total Contingent Equity Awards	$4,061,604	$2,111,905	$829,548	$602,176	$517,975
Value of Gross Up Payment to Executive	$4,648,621	$2,057,638	$1,136,056	$750,690	$704,237
Defined Benefit Pension Lump Sum Payment	$6,054,815	$3,026,672	$1,300,614	$0	$1,727,529
Total Value of Separation Payments	$20,080,536	$9,214,714	$4,509,717	$2,443,865	$3,912,240

Cash Out Value of Acceleration of Equity Value on Change in Control

The following table provides the amounts payable to the Named Executive Officers due to the acceleration of vesting and/or payment of stock options, restricted stock grants, RSUs under the LTEIP and SERP:

		David J.	William P.	John J.	Susan W.
	Totals	Shea	Penders	Walker	Cummiskey
Contingent Payments
Cash Out Value of Unvested Awards
Stock Options	$253,359	$145,961	$27,948	$44,276	$35,174
Restricted Stock	$381,145	$371,944	$4,600	$0	$4,601
2006 Restricted Stock Unit Grant (Target)	$3,427,100	$1,594,000	$797,000	$557,900	$478,200
Total Contingent Equity Awards	$4,061,604	$2,111,905	$829,548	$602,176	$517,975
Value of Gross Up Payment to Executive	$683,596	$683,596	$0	$0	$0
Defined Benefit Pension Lump Sum Payment	$1,424,288	$780,585	$0	$0	$643,703
Total Value of Separation Payments	$6,169,488	$3,576,086	$829,548	$602,176	$1,161,678

Certain Relationships and Related Transactions

The Company has a consulting agreement with Mr. Crosetto, a director nominee and former President of the Company. For more information, see “Compensation of directors” on page 12

The Company has adopted a Related Party Transactions Policy which includes procedures for the review, approval and ratification of certain related party transactions. A copy of the Related Party Transactions Policy is available on our website (www.bowne.com). Under the policy, each related party transaction, and any material amendment or modification to a related party transaction, are reviewed and approved or ratified by the Nominating and Corporate Governance Committee, or, alternatively by any other committee of the Board of Directors composed solely of independent directors who are disinterested, or by the disinterested members of the Board of Directors. For any employment relationship or transaction involving an executive officer, any related compensation must be approved by the Compensation Committee, or approved by the Board of Directors upon the recommendation of the Compensation Committee for its approval. A related party must disclose to the General Counsel any proposed related party transaction of which that person is aware and disclose all material facts with respect thereto. The General Counsel will communicate such information to the Board and its committees in accordance with this policy.

Other Information

Proposals and nominations by stockholders.  Any stockholder may ask the Company to consider including a proposal in our proxy statement for the Annual Meeting in the year 2008. The proposal may be the nomination of a candidate for the Board of Directors, a by-law amendment or any other matter that is proper, under Delaware law. The Company will consider these proposals for inclusion in the Company’s proxy materials for the Annual Meeting in the year 2008 only if they reach our executive offices by December 13, 2007, as further described below.

A stockholder’s proposal must be in writing and must identify the proposer. In accordance with the Company’s By-laws, a stockholder proposal must be received by the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the Company’s previous annual meeting. If the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of the Company’s previous annual meeting, stockholder proposals must be received no later than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Proposals received after the time limit described above will be considered untimely. The nomination of a director candidate must also include written consent by the nominee that he or she will serve, if elected, as well as the information about both the candidate and the proposer which the rules and regulations of the Securities and Exchange Commission or the Exchange would require in a proxy statement relating to the election of that candidate.

All proposals and nominations should be addressed to our executive offices at 55 Water Street, New York, NY 10041, marked to the attention of Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary.

The Company has no notice that any stockholder will offer a nomination, by-law amendment or other proposal at the 2006 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance.  The Company believes that during fiscal year 2006 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Act of 1934 were timely filed, except for one report on Form 4 relating to the the lapse of restrictions on restricted stock and related sale of common stock for withholding purposes by each of Philip E. Kucera, David J. Shea and Susan W. Cummiskey, all of which were filed late on December 8, 2006.

About Form 10-K.  The Company files an annual report on Form 10-K every year with the Securities and Exchange Commission. By regular mail or by posting on the Company’s website (www.bowne.com) we have delivered to each stockholder a copy of that report for the fiscal year ended December 31, 2006. Anyone may request a copy of the latest Form 10-K by writing to Scott L. Spitzer, Senior Vice President, General Counsel and Corporate Secretary, Bowne & Co., Inc., 55 Water Street, New York, NY 10041; or by e-mail to scott.spitzer@bowne.com.

Directions to 55 Water Street

New York, New York 10041

●	By subway, take the 4 or 5 to the Bowling Green stop;
Take the 1 to the South Ferry stop;
Take the 2 or 3 to the Wall Street stop;
Take the J, M or Z to the Broad Street stop; or
Take the R or W to the Whitehall Street stop.

●	By bus, take the M15 down Second Avenue.

●	For cars, there is a parking facility in the building with entrances on South Street and Old Slip.

Please bring your admission ticket and a picture identification.

BOWNE

Bowne & Co., Inc.
55 Water Street
New York, NY 10041
212-924-5500
www.bowne.com

BOWNE & CO., INC.
Annual Meeting of Stockholders
Thursday, May 24, 2007
YOUR VOTING INSTRUCTIONS CARD IS ATTACHED BELOW.

You may vote by Internet, by telephone (United States only) or by conventional mail.

Please read the other side of this card carefully for instructions.

However you decide to vote, your representation

at the Annual Meeting of Stockholders is important to Bowne.

Your vote is solicited on behalf of the Board of Directors.
        Revoking any prior appointment, the person signing this card appoints David J. Shea and Scott L. Spitzer, and each of them, attorneys-in-fact and agents with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Stockholders of Bowne & Co., Inc. to be held at the offices of the Company, 55 Water Street, New York, New York, on Thursday, May 24, 2007, beginning at 10:00 A.M. (local time), and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present. In the case of shares owned beneficially through the Bowne Employees’ 401(k) Savings Plan or Global Employee Stock Purchase Plan, the participant signing this card instructs the plan trustees and their proxies to vote with respect to the number of shares held for his or her account.
        The shares covered by these instructions, when properly executed, will be voted in accordance with recommendations by the Board of Directors and with the discretion of the named proxies on any other business that may properly come before the meeting, unless instructions to the contrary are indicated on the reverse side.
        The person signing acknowledges receipt of a copy of the proxy statement relating to the Annual Meeting.

BOWNE & CO., INC.
P.O. Box 11191
(Continued, and to be dated and signed, on the other side)	New York, N.Y. 10203-0191

To Vote by
TELEPHONE
1-866-416-3840
•	Use any touch tone telephone in the United States.

•	Have your Proxy Form in hand.

•	Enter the Control Number located in the box below.

•	Follow the simple recorded instructions.

OR

To Vote by
INTERNET
https://www.proxypush.com/bne
•	Go to the website address listed above.

•	Have your Proxy Form in hand.

•	Enter the Control Number located in the box below.

•	Follow the simple instructions.

OR

To Vote by
MAIL
•	Mark, sign and date your Proxy Card.

•	Detach card from Proxy Form.

•	Return the card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy. If you are outside of the United States, please vote by the Internet or mail back your proxy card promptly.

1-866-416-3840
CALL TOLL-FREE TO VOTE

CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING
If you consented to receive proxy materials via the Internet
Bowne’s Proxy Statement and Annual Report are
available on Bowne’s website at: www.bowne.com

 ☐
▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

☒
Votes must be indicated
(x) in Black or Blue ink.

1.	Election of Class II Directors Nominees: 01-C.J. Crosetto; 02-D.B. Fox; 03-M.J. Hopper; 04-L.A. Stanley

FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Approval of the Appointment of KPMG, LLP as Company Auditors.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.

Date	Share Owner sign here	Co-Owner sign here